                                                                   Exhibit 10.45

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                      AMONG
                         AMERICAN MOVIE CLASSICS COMPANY
                                       AND
                          BRAVO COMPANY, AS BORROWERS;
                   THE GUARANTORS PARTY HERETO, AS GUARANTORS;
                            TD SECURITIES (USA) INC.
                                       AND
                         BANC OF AMERICA SECURITIES LLC,
                    AS CO-LEAD ARRANGERS AND CO-BOOK RUNNERS;
                  BANK OF AMERICA, N.A., AS SYNDICATION AGENT;
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       AND
                 CITICORP USA, INC., AS CO-DOCUMENTATION AGENTS;

             TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT
                                       AND
                      THE OTHER CREDIT PARTIES PARTY HERETO

                              W I T N E S S E T H:

          WHEREAS, American Movie Classics Company, a New York general partnership ("AMC"), as borrower, Canadian Imperial Bank of Commerce and Toronto Dominion (Texas), Inc., as arranging agents and documentation agents, TD Securities (USA) Inc. and CIBC World Markets Corp. (formerly known as CIBC Oppenheimer Corp.), as joint book managers and co-lead arrangers, Canadian Imperial Bank of Commerce, as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent, and the other Credit Parties (as defined therein) party thereto are parties to that certain Amended and Restated Loan Agreement dated as of May 12, 1999, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of June 28, 2000 and as amended by that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 2, 2001 (as amended, the "PRIOR LOAN AGREEMENT"); and

          WHEREAS, the Borrower desires that the Credit Parties (as defined in the Prior Loan Agreement) modify the existing credit facilities to provide, among other things, for the addition of Bravo Company, a New York general partnership ("BRAVO") as a borrower and the extension of the Maturity Date (as defined in the Prior Loan Agreement) from March 31, 2006 to December 31, 2006, and the Credit Parties (as defined in the Prior Loan Agreement) are willing to do so in accordance with and subject to the terms and conditions set forth herein; and

          WHEREAS, AMC acknowledges and agrees that the security interest granted to the Administrative Agent, on behalf of the Credit Parties (as defined in the

Prior Loan Agreement), pursuant to the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined herein); and

          WHEREAS, each of AMC and the Credit Parties (as defined herein) acknowledges and agrees that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (b) AMC and the Credit Parties (as defined herein) intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness (as defined in the Prior Loan Agreement) under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (c) all Liens (as defined in the Prior Loan Agreement) evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (d) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

          WHEREAS, each of AMC and the Credit Parties (as defined herein) intend that (a) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); (b) the Notes (as defined herein) restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede in its entirety, but do not extinguish, the Indebtedness (as defined in the Prior Loan Agreement) arising under the Revolving Notes (as defined in the Prior Loan Agreement) and the Overdraft Note (as defined in the Prior Loan Agreement) issued pursuant to the Prior Loan Agreement; and (c) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation.

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and in order to induce the Credit Parties (as defined herein) to consent to the addition of Bravo as a borrower hereunder and the extension of the Maturity Date (as defined under the Prior Loan Agreement), as well as for other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, the parties hereto each do hereby agree that the Prior Loan Agreement is amended and restated to read as follows:

                            ARTICLE 1 - DEFINITIONS.

          For the purposes of this Agreement:

          "ACCRUED TAX LIABILITIES" shall mean, for any period, payments accrued from and after January 1, 2002, and allocable to the Borrowers in accordance with the Tax Sharing Policy, which payments shall be determined on the basis of the financial income, taxable income, credits and other amounts directly related to the members of the RMG Tracking Stock Group which would generally be comparable to those payments that would have resulted if the Borrowers had filed separate tax returns.

          "ACQUISITION" shall mean (a) any acquisition of all or substantially all of the assets of a business or a business unit, (b) any acquisition of all or substantially all of the capital stock or other ownership interest of any other Person, or (c) any merger by any Borrower Party of or with any other Person, such that, in any such case, such Person shall become consolidated with such Borrower Party in accordance with GAAP after consummating such transaction.

          "ADDITIONAL AMOUNTS" shall have the meaning set forth in Section 2.10(c)(ii) hereof.

          "ADJUSTED STOCK INCENTIVE CHARGES" shall mean, for the MGM Operating Companies on a consolidated basis, the result, to the extent positive, of (a) Employee Stock Incentive Expense, MINUS (b) seven percent (7%) of Calendar Operating Cash Flow for the immediately preceding fiscal year of the MGM Operating Companies, MINUS (c) the lesser of (i) Employee Stock Incentive Income attributable to the MGM Operating Companies during such period and (ii) $25,000,000, in each case for the most recently completed twelve (12) month period.

          "ADMINISTRATIVE AGENT" shall mean Toronto Dominion (Texas), Inc., a Delaware corporation, acting as administrative agent for the Credit Parties, together with any successor administrative agent.

          "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at the address set forth in Section 12.1 hereof, or such other office as may be designated pursuant to the provisions of Section
12.1 hereof.

          "ADVANCE" or "ADVANCES" shall mean amounts advanced to either of the Borrowers pursuant to Article 2 hereof on the occasion of any borrowing.

          "AFFILIATE" shall mean any Person (other than a Person whose sole relationship with a Borrower Party is as an employee) directly or indirectly controlling, controlled by, or under common control with any of the Borrower Parties. For purposes of this definition, "control" when used with respect to any Person includes the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGENTS" shall mean, collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Arrangers, and "AGENT" shall mean any one of the foregoing Agents.

          "AGREEMENT" shall mean this Second Amended and Restated Loan
Agreement.

          "AGREEMENT DATE" shall mean March 25, 2002.

          "AMC" shall have the meaning ascribed thereto in the recitals to this Agreement.

          "ANNUALIZED CASH FLOW" shall mean, as of any calculation date for the MGM Operating Companies on a consolidated basis, (a) the product of (i) the result of (A) Cash Flow, PLUS (B) Employee Stock Incentive Expense, MINUS (C) Employee Stock Incentive Income, in each case for the most recently completed six (6) month period, TIMES (ii) two (2), MINUS (b) Adjusted Stock Incentive Charges.

          "ANNUALIZED INTEREST EXPENSE" shall mean the product of (a) Interest Expense for the most recently completed two (2) fiscal quarters, times (b) two
(2).

          "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

          "ARRANGERS" shall mean, collectively, TD Securities (USA) Inc. and Banc of America Securities LLC, in their respective capacities as co-lead arrangers and co-book runners under this Agreement, and "ARRANGER" shall mean any one of the foregoing Arrangers.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall mean that certain form of Assignment and Assumption Agreement in substantially the form of EXHIBIT A attached hereto, pursuant to which each Lender may, as further provided in
Section 12.5 hereof, sell a portion of its Revolving Loans or Revolving Loan Commitment.

          "AUTHORIZED SIGNATORY" shall mean, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

          "AVAILABLE BASKET AMOUNT" shall mean $50,000,000 in the aggregate during the term of this Agreement.

          "AVAILABLE FILM RIGHTS ADD-BACK" shall mean, with respect to any period, (a) $100,000,000 minus (b) the aggregate amount of any Available Film Rights Add-Backs used by the Borrowers to calculate Excess Film Rights Payments with respect to any prior periods.

          "AVAILABLE REVOLVING LOAN COMMITMENT" shall mean, as of any date, the excess of (a) the Revolving Loan Commitment, over (b) the aggregate amount of Revolving Loans outstanding on such date.

          "AVOIDANCE PROVISIONS" shall have the meaning ascribed thereto in
Section 2.16(a) hereof.

          "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 ET SEQ.), as now or hereafter amended, and any successor statute, or any other applicable federal or state bankruptcy law or other similar law.

          "BASE RATE" shall mean, as of any date, a fluctuating interest rate per annum equal to the greater of (a) the Prime Rate and (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (0.50%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be.

          "BASE RATE ADVANCE" shall mean an Advance (other than a Swing Loan) which a Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance in accordance with the provisions of Section
2.2 hereof.

          "BASE RATE APPLICABLE MARGIN" shall mean, at any time, with respect to any Base Rate Advance, one and three-quarters percent (1.75%) per annum.

          "BORROWERS" shall mean, collectively, AMC and Bravo, and "BORROWER" shall mean any one of the foregoing Borrowers.

          "BORROWER PARTIES" shall mean, collectively, the Borrowers and the Guarantors, and "BORROWER PARTY" shall mean any one of the foregoing Borrower Parties.

          "BORROWER PLEDGE AGREEMENT" shall mean that certain Amended and Restated Pledge Agreement among the Borrowers and the Administrative Agent, dated as of the Agreement Date, in substantially the form of EXHIBIT B attached hereto, pursuant to which the Borrowers have pledged to the Administrative Agent, for the ratable benefit of the Credit Parties, all of the stock and other equity interests owned directly by each of them.

          "BORROWER SECURITY AGREEMENT" shall mean that certain Amended and Restated Security Agreement among the Borrowers and the Administrative Agent, dated as of the Agreement Date, in substantially the form of EXHIBIT C attached hereto.

          "BRAVO" shall have the meaning ascribed thereto in the recitals to this Agreement.

          "BUSINESS DAY" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in London, England, Houston, Texas, and, in each case, New York, New York, as relevant to the determination to be made or the action to be taken.

          "CABLEVISION-NY GROUP STOCK" shall mean the series of common stock of CSC designated as "Cablevision Systems Corporation-Cablevision NY Group Class A Common Stock" and traded on the New York Stock Exchange under the symbol "CVC".

          "CALENDAR OPERATING CASH FLOW" shall mean, as of each fiscal year end for the MGM Operating Companies on a consolidated basis, (a) the result of (i) Cash Flow, PLUS (ii) Employee Stock Incentive Expense, MINUS (iii) Employee Stock Incentive Income, in each case for the twelve (12) month period then ended, MINUS (b) Adjusted Stock Incentive Charges.

          "CAPITAL EXPENDITURES" shall mean expenditures for the purchase of assets of long-term use which are capitalized in accordance with GAAP (excluding any expenditures for and under Film Rights Agreements).

          "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

          "CASH EQUIVALENTS" shall mean the following:

          (a) marketable, direct obligations of the United States of America maturing within three hundred ninety-seven (397) days of the date of purchase;

          (b) commercial paper issued by any Lender (or any Lender Affiliate) or by corporations, each of which shall have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within one hundred eighty (180) days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service, Inc.;

          (c) fully collateralized repurchase agreements in such amounts and with such financial institutions having a rating of Baa or better from Moody's Investors Service, Inc., as the Borrowers may select from time to time;

          (d) certificates of deposit, banker's acceptances and time deposits maturing within three hundred ninety-seven (397) days of the date of purchase, which are issued by any Lender or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100,000,000, and having a rating of Baa or better from Moody's Investors Service, Inc.; and

          (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard & Poor's and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

          "CASH FLOW" shall mean, for any period, the sum of (a) Net Income (excluding any unusual, non-recurring or extraordinary items), plus (b) the sum, in each case to the extent deducted in calculating Net Income, of (i) Interest Expense, (ii) depreciation, (iii) amortization (excluding Film Rights Amortization and Deferred Carriage Fees) and (iv) taxes.

          "CO-DOCUMENTATION AGENTS" shall mean, collectively, Citicorp USA, Inc. and General Electric Capital Corporation, in their respective capacities as co-documentation agents under this Agreement, and "CO-DOCUMENTATION AGENT" shall mean any one of the foregoing Co-Documentation Agents.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean any assets in which any Credit Party may have a security interest pursuant to any Security Document.

          "COMMITMENT PERCENTAGES" shall mean the percentages in which the Lenders are severally bound to satisfy the Revolving Loan Commitment to make Advances to the Borrowers as shall be in effect from time to time, which percentages as of the Agreement Date are set forth on SCHEDULE 1 hereto.

          "COMMITMENTS" shall mean, collectively, the Revolving Loan Commitment and any Incremental Facility Commitments issued hereunder.

          "COMPANY" shall mean any corporation, partnership, limited liability company or other legal entity.

          "CONSTITUENT DOCUMENTS" shall mean, (a) with respect to any corporation, such corporation's certificate or articles of incorporation and by-laws, (b) with respect to any partnership, such partnership's partnership agreement and certificate of limited partnership (if applicable), and (c) with respect to any limited liability company, such limited liability company's operating agreement and certification of organization (or other similar document, as the case may be).

          "CONSULTING AGREEMENT" shall mean that certain Consulting Agreement dated as of March 29, 2001, among CSC Holdings, AMC and WE, pursuant to which CSC Holdings has agreed to provide consulting services to AMC and WE for an annual fee equal to three and one-half percent (3.50%) of the gross revenues of AMC and WE during the applicable year and reimbursement of the costs and expenses incurred by CSC Holdings in connection with the consulting services.

          "CONTRIBUTING BORROWER" shall have the meaning ascribed thereto in
Section 2.16(c) hereof.

          "CREDIT PARTIES" shall mean, collectively, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Arrangers, the Lenders, the Swing Loan Lender and the Incremental Facility Lenders.

          "CSC" shall mean Cablevision Systems Corporation, a Delaware corporation.

          "CSC HOLDINGS" shall mean CSC Holdings, Inc., a Delaware corporation.

          "DEBT SERVICE" shall mean, as of any date of determination, for the MGM Operating Companies on a consolidated basis, the sum of (a) Annualized Interest Expense, (b) cash taxes paid during the most recently completed twelve
(12) calendar month period, (c) Mandatory Commitment Reductions during the immediately succeeding twelve (12) calendar month period, (d) scheduled payments under Capitalized Lease Obligations during the immediately succeeding twelve
(12) calendar month period, and (e) Excess Film Rights Payments during the immediately succeeding twelve (12) calendar month period.

          "DEBT SERVICE RATIO" shall mean, on any calculation date, the ratio of
(a) Annualized Cash Flow to (b) Debt Service.

          "DEFAULT" shall mean any Event of Default, and any of the events specified in Section 9.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

          "DEFAULT RATE" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate, (b) the Base Rate Applicable Margin, and (c) two percent (2%).

          "DEFERRED CARRIAGE FEES" shall mean the amortization of expenditures of the MGM Operating Companies made in respect of launch support payments under carriage agreements, which expenditures shall, at all times, be amortized in accordance with GAAP.

          "DOLLARS" or "$" shall mean the basic unit of the lawful currency of the United States of America.

          "EMPLOYEE STOCK INCENTIVE EXPENSE" shall mean, with respect to any Person, the expense incurred for the respective period in respect of the employee stock incentive programs of such Person, as determined in accordance with GAAP.

          "EMPLOYEE STOCK INCENTIVE INCOME" shall mean, with respect to any Person, income attributable to such Person for the respective period as a result of the reversal of any Employee Stock Incentive Expense accrued during a prior period, as determined in accordance with GAAP.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

          "ERISA AFFILIATE" shall mean any "affiliate" of the Borrower Parties within the meaning of Section 414 of the Code.

          "EURODOLLAR ADVANCE" shall mean an Advance (other than a Swing Loan) which a Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance in accordance with the provisions of Section 2.3 hereof.

          "EURODOLLAR ADVANCE PERIOD" shall mean, in connection with any Eurodollar Advance, the term of such Advance selected by the applicable Borrower, which may be one (1), two (2), three (3) or six (6) months, and subject to the last proviso of this definition nine (9) or twelve (12) months, or otherwise determined in accordance with this Agreement; PROVIDED, HOWEVER, notwithstanding the foregoing, (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day, (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and
(c) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.7 hereof; PROVIDED FURTHER, HOWEVER, a Borrower may not select a Eurodollar Advance Period in excess of six (6) months unless the Administrative Agent has notified the Borrowers that (i) that each of the Lenders has available to it funds for such Lender's share of the proposed Advance which are not required for other purposes, (ii) such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Advance and Eurodollar Advance Period, and (iii) each Lender has, in its sole discretion, agreed to fund such Advance.

          "EURODOLLAR APPLICABLE MARGIN" shall mean, at any time, with respect to any Eurodollar Advance, two and three-quarters percent (2.75%) per annum.

          "EURODOLLAR BASIS" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) equal to the quotient of (a) the Eurodollar Rate divided by (b) one minus the Eurodollar Reserve Percentage, stated as a decimal, and once determined, shall be subject to Article 11 hereof and shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Advance Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the interest rates per annum (rounded upward to the nearest one-sixteenth of one percent (1/16%)) which appear on Telerate Page 3750 as of 11:00 a.m. (London time), or, if unavailable, the Reuters Screen LIBO Page, two (2) Business Days before the first day of such Eurodollar Advance Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Eurodollar Advance Period for, the Eurodollar Advance sought by a Borrower.

          "EURODOLLAR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency liabilities (as that term is defined in Regulation D), to the extent any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

          "EVENT OF DEFAULT" shall mean any of the events specified in Section
9.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

          "EXCESS FUNDING GUARANTOR" shall have the meaning ascribed thereto in
Article 3 hereof.

          "EXCESS FILM RIGHTS PAYMENTS" shall mean, for any period, the excess, if any, of (a) feature film inventory over (b) film rights payable; PROVIDED, HOWEVER, that, at the Borrowers' option, such excess may be reduced to not less than zero (0) by all or any portion of the Available Film Rights Add-Back.

          "EXCESS PAYMENT" shall have the meaning ascribed thereto in Article 3 hereof.

          "EXEMPTION CERTIFICATE" shall have the meaning set forth in Section 2.10(c)(iii) hereof.

          "FCC" shall mean the Federal Communications Commission, or any successor thereto.

          "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

          "FEE LETTERS" shall mean those certain Fee Letters by and among the Borrowers and each of the Administrative Agent, the Arrangers and the Lenders setting forth the applicable fees relating to this Agreement.

          "FILM RIGHTS AGREEMENTS" shall mean, collectively, each agreement between any of the Borrower Parties and any other Person for the agreement to use, produce, exhibit or distribute programming.

          "FILM RIGHTS AMORTIZATION" shall mean the amortization of expenditures of the MGM Operating Companies for the acquisition of film rights and broadcast programming, which expenditures shall, at all times, be amortized in accordance with GAAP.

          "FINANCIAL COVENANTS" shall mean the financial covenants applicable to the Borrowers from time to time as set forth in Sections 8.8, 8.9 and 8.10 hereof.

          "FINANCIAL STATEMENTS DELIVERY DATE" shall mean (a) with respect to the delivery of quarterly financial statements and information pursuant to
Section 7.1 hereof, the date which is ninety (90) days after the last day of each quarter in each fiscal year of the Borrowers, and (b) with respect to the delivery of annual financial statements and information pursuant to Section 7.2 hereof, the date which is one hundred twenty (120) days after the end of each fiscal year of the Borrowers; PROVIDED, HOWEVER, in the event the Securities and Exchange Commission ("SEC") shall reduce the time period during which the Borrowers may file their quarterly or annual financial statements with the SEC, the ninety (90) day and one hundred twenty (120) day time periods set forth in this definition shall be reduced by a like number of days.

          "FOREIGN LENDER" shall have the meaning set forth in Section 2.10(c)(iii) hereof.

          "FUNDING BORROWER" shall have the meaning ascribed thereto in Section 2.16(c) hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

          "GUARANTEE SUPPLEMENT" shall have the meaning set forth in Section
6.14 hereof.

          "GUARANTORS" shall mean all of the now or hereafter existing direct and indirect Subsidiaries of either of the Borrowers.

          "GUARANTY" or "GUARANTEED" as applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit and any obligation of a Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof, or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

          "INCREMENTAL FACILITY COMMITMENT" shall mean the commitment of any of the Incremental Facility Lenders to make Incremental Facility Loans to the Borrowers in accordance with Section 2.14 hereof. The Borrowers may obtain Incremental Facility Commitments on a joint and several basis from more than one Incremental Facility Lender, which commitments shall be several obligations of each such Incremental Facility Lender.

          "INCREMENTAL FACILITY INDEBTEDNESS" shall mean all principal, interest, fees, and other amounts from time to time due or accrued in connection with the Incremental Facility Loans.

          "INCREMENTAL FACILITY LENDERS" shall mean any lenders having an Incremental Facility Commitment or making Incremental Facility Loans pursuant thereto.

          "INCREMENTAL FACILITY LOANS" shall mean the amounts advanced by the Incremental Facility Lenders to either of the Borrower as Incremental Facility Loans under the Incremental Facility Commitment, not to exceed the amount of the Incremental Facility Commitment, and evidenced by the Incremental Facility Notes.

          "INCREMENTAL FACILITY NOTES" shall mean those certain Incremental Facility Notes described in Section 2.14 hereof.

          "INDEBTEDNESS" shall mean, with respect to any Person, (a) all items (except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed,
(c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all net obligations in respect of Interest Hedge Agreements.

          "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, all money borrowed by such Person and all Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all net obligations in respect of Interest Hedge Agreements, all reimbursement obligations with respect to letters of credit, all Indebtedness of such Person upon which interest charges, commitment fees or letter of credit fees are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations, or Indebtedness represent Indebtedness for money borrowed (excluding accounts payable and other accruals incurred in the ordinary cause of business). For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness For Money Borrowed.

          "INDEMNIFIED PARTIES" shall have the meaning given thereto in Section
6.13 hereof.

          "INSOLVENCY PROCEEDING" shall mean, with respect to any Person, any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or any other proceeding, whether voluntary or involuntary, by or against such Person, under the Bankruptcy Code or any other bankruptcy or insolvency law or laws, federal or state, relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and any out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind.

          "INTEREST COVERAGE RATIO" shall mean, on any calculation date, the ratio of (a) Six Month Cash Flow to (b) Trailing Six Month Interest Expense.

          "INTEREST EXPENSE" shall mean, for any period with respect to any Person, an amount equal to the sum of (a) the interest and commitment fees accrued during such period with respect to the aggregate amount of Indebtedness For Money Borrowed and (b) the interest component of Capitalized Lease Obligations.

          "INTEREST HEDGE AGREEMENT" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreement, or any similar arrangement designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between any of the Borrower Parties, on the one hand, and any other Person, on the other hand, as such agreement or arrangement may be modified, supplemented, amended, and in effect from time to time.

          "INVESTMENT" shall mean any capital contributions to, loans to, repurchase agreements with or investments in securities of, or Guaranties issued for the benefit of, a Person (including, without limitation, any Affiliates of the Borrower Parties), but in any case shall not include any Acquisition.

          "LENDER AFFILIATE" shall mean with respect to any Lender, (i) an Person directly or indirectly controlling, controlled by or under common control with such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is wholly-owned by a Lender or a Lender Affiliate of such Lender.

          "LENDERS" shall mean those lenders whose names are set forth on the signature pages hereof under the heading "Lenders" (including the Swing Loan Lender) and any assignees of the Lenders which hereafter become parties hereto pursuant to and in accordance with Section 12.5 hereof, and "LENDER" shall mean any one of the foregoing Lenders.

          "LEVERAGE RATIO" shall mean, on any calculation date, the ratio of (a) Total Debt to (b) Annualized Cash Flow.

          "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

          "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Fee Letters, the Security Documents, the Subordination of Fees Agreement, the Subordination of Tax Liabilities Agreement, all Incremental Facility Notes and other documents executed in connection with the Incremental Facility Loans, all Requests for Advance, all documents executed by any of the Borrower Parties pursuant to Section 6.14 hereof, and all other documents, instruments, certificates and agreements executed or delivered in connection with or contemplated by this Agreement.

          "LOANS" shall mean, collectively, the Revolving Loans and the Swing Loans and, if any Incremental Facility Commitments have been issued hereunder, the Incremental Facility Loans made under such Incremental Facility Commitments, and "LOAN" shall mean any of the foregoing.

          "MAJORITY LENDERS" shall mean, at any time, (a) prior to the occurrence of an Event of Default and termination of the Commitments, Lenders the sum of whose Undrawn Commitments plus Loans then outstanding equals or exceeds fifty and one-tenth percent (50.1%) of the sum of the Undrawn Commitments plus Loans then outstanding for all Lenders, or (b) at any time that there exists an Event of Default hereunder, and the Commitments have been terminated, Lenders the total of whose Loans outstanding equals or exceeds fifty and one-tenth percent (50.1%) of the total principal amount of the Loans then outstanding hereunder.

          "MANAGING PARTNERS" shall mean (a) with respect to AMC, American Movie Classics Holding Corporation, a New York corporation, and (b) with respect to Bravo, Bravo Holding Corporation, a Delaware corporation.

          "MANDATORY BORROWING" shall have the meaning given thereto in Section 2.8(b) hereof.

          "MANDATORY COMMITMENT REDUCTIONS" shall mean, as of any calculation date, the excess, if any, of (a) the aggregate principal amount of the Revolving Loans and the Swing Loans outstanding at the beginning of the period being measured, over (b) the lowest amount of the Revolving Loan Commitment during the period being measured.

          "MATERIAL FILM RIGHTS AGREEMENTS" shall mean any Film Rights Agreement of any Borrower Party pursuant to which such Borrower Party is obligated to make payments of $5,000,000 or more in the aggregate.

          "MATERIAL MSO AGREEMENT" shall mean any MSO Agreement covering 1,000,000 or more subscribers.

          "MATERIALLY ADVERSE EFFECT" shall mean any materially adverse effect upon the business, assets, financial condition or results of operations of the Borrower Parties, taken as a whole on a consolidated basis in accordance with GAAP, or upon the ability of the Borrower Parties, taken as a whole, to perform their respective Obligations under this Agreement or any other Loan Document.

          "MATURITY DATE" shall mean December 31, 2006, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise); PROVIDED, HOWEVER, in the event that, on or before September 1, 2005, (a) MGM's option to put to RMHI the equity interest in the Borrowers held by the MGM Partner shall not have been terminated or extended until after December 31, 2006, or (b) RMHI and the RMG Partners shall not have entered into an agreement, in form and substance reasonably satisfactory to the Arrangers, in favor of the Credit Parties providing that RMHI and the RMG Partners will satisfy the MGM put solely in either Cablevision-NY Group Stock or RMG Tracking Stock, the Maturity Date shall be accelerated to November 1, 2005.

          "MAXIMUM BORROWER LIABILITY" shall have the meaning ascribed thereto in Section 2.16(a) hereof.

          "MGM" shall mean Metro-Goldwyn-Mayer Inc., a Delaware corporation.

          "MGM OPERATING COMPANIES" shall mean all Borrower Parties which are designated as of the Agreement Date as MGM Operating Companies on SCHEDULE 5.1(C) hereto, and "MGM OPERATING COMPANY" shall mean any one of the foregoing MGM Operating Companies; PROVIDED, HOWEVER, that so long as no Default or Event of Default then exists or would be caused thereby, the Borrowers may designate additional Borrower Parties as MGM Operating Companies after the Agreement Date, upon five (5) Business Days' prior written notice to the Administrative Agent; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing, no Company which is or becomes a MGM Operating Company shall cease to be a MGM Operating Company for purposes of this Agreement without the consent of the Majority Lenders.

          "MGM PARTNER" shall mean MGM Networks, U.S., Inc., a Delaware corporation.

          "MSO AGREEMENT" shall mean any agreement between any Borrower Party and a cable television operator pursuant to which such operator agrees, among other things, to distribute and exhibit to its subscribers programming of such Borrower Party.

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "NECESSARY AUTHORIZATIONS" shall mean all authorizations, consents, permits, approvals, licenses and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state or local, and all agencies thereof necessary for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower Parties.

          "NET CASH PROCEEDS" shall mean, with respect to any issuance or sale by any Person of Indebtedness or stock or other equity interests, and with respect to any sale, lease, transfer or other disposition of assets, the amount equal to (a) the gross cash consideration (including, without limitation, any payments received in respect of covenants not to compete, consulting or management fees, and any portion of the amount received in cash upon payment of a buyer promissory note or other evidence of Indebtedness) in connection with such issuance, sale, lease, transfer or other disposition, minus (b) the sum of
(i) any underwriting or commitment fees or sales commissions required to be paid on the closing of such transaction, (ii) any attorneys fees incurred by such Person in connection with such transaction, and (iii) cash taxes related to the transaction to the extent payable by such Person.

          "NET INCOME" shall mean, with respect to any Person for any period, the aggregate amount of net income of such Person, after taxes (unless such Person is a partnership or limited liability company), for such period as determined in accordance with GAAP.

          "NEW AFFILIATED EQUITY" shall mean any infusion of equity by RMG, RMHI, CSC, MGM, any affiliate of any of them or any other Person satisfactory to the Majority Lenders into either of the Borrowers after the Agreement Date whether the amount of such equity shall have been obtained by any such Person in connection with the public issuance of stock or other equity interests by such Person (including, without limitation, the issuance of any RMG Tracking Stock) or otherwise.

          "NOTES" shall mean, collectively, the Revolving Notes and the Swing Loan Notes.

          "NOTICE OF CONTINUATION/CONVERSION" shall mean a notice in substantially the form of EXHIBIT D attached hereto.

          "OBLIGATIONS" shall mean (a) all payment and performance obligations of the Borrowers and all other obligors to the Lenders, the Swing Loan Lender, the Incremental Facility Lenders, the Administrative Agent and the other Credit Parties under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Loans or the Incremental Facility Loans, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Lenders, the Swing Loan Lender, the Incremental Facility Lenders, the Administrative Agent or the other Credit Parties, or any of them, or any of their Lender Affiliates, may suffer by reason of a breach by either of the Borrowers or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

          "OTHER DEBTOR RELIEF LAW" shall have the meaning ascribed thereto in
Section 2.16(a) hereof.

          "PARTNERSHIP PLEDGE AGREEMENT" shall mean that certain Partnership Pledge Agreement among RMHI, the RMG Partners and the Administrative Agent, for the ratable benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of EXHIBIT E attached hereto, pursuant to which RMHI and the RMG Partners have pledged to the Administrative Agent, for the ratable benefit of the Credit Parties, all of their respective rights in and to the Constituent Documents of AMC and Bravo, including, without limitation, the equity interests owned by each of the RMG Partners in AMC and Bravo, which pledge shall be subordinated to a Lien on such Collateral in favor of the RMG Credit Parties.

          "PAYING AFFILIATED BASIC SUBSCRIBERS" shall mean any Person which is a subscriber carried and paid for pursuant to (a) any MSO Agreement existing on the Agreement Date or arising after the Agreement Date or (b) any such MSO Agreement which expires or has expired, provided that negotiations are continuing in good faith to renew or extend such expired MSO Agreement and following the expiration of such MSO Agreement, the programming of the Borrower Parties continues to be exhibited, distributed and paid for by the applicable pay television distributor under its existing terms or under terms no less favorable to the Borrower Parties than such existing terms.

          "PAYMENT DATE" shall mean the last day of each Eurodollar Advance Period.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PERMITTED INVESTMENTS" shall mean Investments described in and permitted to be made under Section 8.2 hereof.

          "PERMITTED LIENS" shall mean, as applied to any Person:

          (a) Any Lien in favor of any Credit Party given to secure the Obligations;

          (b) Liens in favor of the RMG Credit Parties on the rights of RMHI and the RMG Partners under the Constituent Documents of the Borrowers and on the equity interests owned by the RMG Partners in the Borrowers, all of which Liens are senior to the Liens on such Collateral granted to the Administrative Agent pursuant to the Partnership Pledge Agreement;

          (c) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distrait, sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

          (d) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (e) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (f) Restrictions on the transfer of assets imposed by any agreement (other than any agreement relating to Indebtedness), or by any federal, state or local statute, regulation or ordinance applicable to such Person;

          (g) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens on real property incidental to the conduct of the business of such Person or to the ownership of its real properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person; and

          (h) Liens in respect of Capitalized Lease Obligations permitted under this Agreement.

          "PERSON" shall mean an individual, Company, unincorporated organization, or a government or any agency or political subdivision thereof.

          "PLAN" shall mean, with respect to the Borrower Parties, an employee benefit plan within the meaning of Section 3(3) of ERISA sponsored or maintained by or contributed to by any of the Borrower Parties for the benefit of employees of such Borrower Parties, as the case may be, but excluding any Multiemployer Plan.

          "PRIME RATE" shall mean, at any time, the rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of The Toronto-Dominion Bank, New York Branch.

          "PRIOR LOAN AGREEMENT" shall have the meaning ascribed thereto in the recitals to this Agreement.

          "PRO RATA SHARE" shall have the meaning ascribed thereto in Article 3 hereof.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change on or after the Agreement Date in United States Federal, state or foreign laws or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REPORTABLE EVENT" shall have the meaning set forth in Section 4043 of ERISA, other than an event for which the reporting requirement has been waived by regulations promulgated under such Section.

          "REQUEST FOR ADVANCE" shall mean any certificate signed by an Authorized Signatory of a Borrower requesting an Advance (other than a Swing
Loan) hereunder, which certificate shall be in substantially the form of EXHIBIT F attached hereto.

          "RESTRICTED PAYMENT" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person on account of any shares of capital stock or other securities of any of the Borrower Parties, (b) any payment of consulting or management fees, or any interest thereon, by any of the Borrower Parties to CSC or to any other Affiliate of the Borrower Parties, or to any other Person, including, without limitation, payments under the Consulting Agreement or the Services Agreement, and (c) any payment of amounts due in respect of Accrued Tax Liabilities pursuant to the Tax Sharing Policy.

          "RESTRICTED PURCHASE" shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of capital stock or other securities of any of the Borrower Parties, including, without limitation, any warrants or other rights or options to acquire shares of capital stock or other securities of any of the Borrower Parties.

          "REVOLVING LOAN COMMITMENT" shall mean the several obligations of the Lenders to advance the sum of up to $200,000,000 to the Borrowers, on or after the Agreement Date, in accordance with their respective Commitment Percentages and as such amount may be reduced from time to time, all pursuant to the terms hereof.

          "REVOLVING LOANS" shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Revolving Loan Commitment, not to exceed the amount of the Revolving Loan Commitment, and evidenced by the Revolving Notes.

          "REVOLVING NOTES" shall mean those certain promissory notes in the aggregate original principal amount of $200,000,000, one such note issued by the Borrowers, on a joint and several basis, to each of the Lenders in accordance with such Lender's Commitment Percentage, each one in substantially the form of EXHIBIT G attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

          "RMG" shall mean Rainbow Media Group, LLC, a Delaware limited liability company.

          "RMG CREDIT PARTIES" shall mean "Credit Parties" as such term is defined in the RMG Loan Agreement.

          "RMG LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of the Agreement Date among RMG, as borrower, TD Securities (USA) Inc. and Banc of America Securities LLC, as co-lead arrangers and co-book runners, Bank of America, N.A., as syndication agent, Toronto Dominion (Texas), Inc., as administrative agent and the other RMG Credit Parties party thereto.

          "RMG PARTNERS" shall mean, collectively, American Movie Classics Holding Corporation, a New York corporation, AMC II Holding Corporation, a Delaware corporation, Bravo Holding Corporation, a Delaware corporation, and Bravo II Holding Corporation, a Delaware corporation, and "RMG PARTNER" shall mean any one of the foregoing RMG Partners.

          "RMG TRACKING STOCK" shall mean capital stock of CSC designated as "Cablevision Systems Corporation-Rainbow Media Group Class A Common Stock."

          "RMHI" shall mean Rainbow Media Holdings, Inc., a Delaware corporation.

          "SECURITY DOCUMENTS" shall mean the Borrower Pledge Agreement, the Borrower Security Agreement, the Partnership Pledge Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Trademark Security Agreement, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto and providing the Administrative Agent, for the ratable benefit of the Credit Parties, with Collateral for the Obligations.

          "SERVICES AGREEMENT" shall mean, collectively, those certain Services Agreements identified on SCHEDULE 8.10 attached hereto.

          "SIX MONTH CASH FLOW" shall mean the result of (a) Annualized Cash Flow, divided by (b) two (2).

          "SOLVENT" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property (tangible or intangible) of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

          "SUBORDINATED TAX LIABILITIES" shall mean payments accrued prior to January 1, 2002, and allocable to the Borrowers in accordance with the Tax Sharing Policy, which payments shall be determined on the basis of the financial income, taxable income, credits and other amounts directly related to the members of the RMG Tracking Stock Group which would generally be comparable to those payments that would have resulted if the Borrowers had filed separate tax returns, which payments have been subordinated to the Obligations pursuant to the Subordination of Tax Liabilities Agreement.

          "SUBORDINATION OF FEES AGREEMENT" shall mean that certain Subordination of Fees Agreement, dated as of the Agreement Date, among the Administrative Agent, CSC Holdings, AMC, WE and any other affiliate of CSC Holdings that is a party to the Consulting Agreement or the Services Agreement, pursuant to which the payment of fees and reimbursement of expenses under the Consulting Agreement and the Services Agreement have been subordinated to the Obligations as provided therein, which shall be in substantially the form of EXHIBIT H attached hereto.

          "SUBORDINATION OF TAX LIABILITIES AGREEMENT" shall mean that certain Subordination of Tax Liabilities Agreement, dated as of the Agreement Date, among the Administrative Agent, the Borrowers, RMG and RMHI in form and substance satisfactory to the Arrangers.

          "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or other Company of which fifty percent (50%) or more of the outstanding partnership or other equity interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "SUBSIDIARY PLEDGE AGREEMENT" shall mean that certain Subsidiary Pledge Agreement between each Guarantor having one or more Subsidiaries and the Administrative Agent, for the ratable benefit of the Credit Parties, dated as of the Agreement Date, in substantially in the form of EXHIBIT I attached hereto, and any similar pledge agreement or any pledge agreement supplement delivered pursuant to Section 6.14 hereof, pursuant to which each such Guarantor has pledged to the Administrative Agent, for the ratable benefit of the Credit Parties, all of the stock and other equity interests owned by it.

          "SUBSIDIARY SECURITY AGREEMENT" shall mean that certain Subsidiary Security Agreement between each Guarantor and the Administrative Agent, for the ratable benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of EXHIBIT J attached hereto, and any similar security agreement or any security agreement supplement delivered pursuant to Section
6.14 hereof.

          "SUPER-MAJORITY LENDERS" shall mean, at any time, (a) prior to the occurrence of an Event of Default and termination of the Commitments, Lenders the sum of whose Undrawn Commitments plus Loans then outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the sum of the Undrawn Commitments plus Loans then outstanding for all Lenders, or (b) at any time there exists an Event of Default hereunder, and the Commitments have been terminated, Lenders the total of whose Loans outstanding equals or exceeds sixty-six and two-thirds percent (66-2/3%) of the total principal amount of the Loans then outstanding hereunder.

          "SWING LOAN COMMITTED AMOUNT" shall mean $5,000,000.

          "SWING LOANS" shall mean revolving loans made to the Borrowers by the Swing Loan Lender from time to time in the Swing Loan Lender's sole discretion and for the Swing Loan Lender's account, which revolving loans shall be made in accordance with Sections 2.1(b) and 2.8 hereof.

          "SWING LOAN LENDER" shall mean any Lender or the Administrative Agent as agreed to at any time by the Borrowers and such Lender or the Administrative Agent, in either case as designated in accordance with this Agreement. The initial Swing Loan Lender shall be Toronto Dominion (Texas), Inc..

          "SWING LOAN NOTE" shall mean that certain Swing Loan Note dated as of the Agreement Date, in the principal amount of $5,000,000, issued by the Borrowers, on a joint and several basis, to the Swing Loan Lender, substantially in the form of EXHIBIT K attached hereto, and any amendments, replacements, extensions or renewals thereof.

          "SWING LOAN REQUEST" shall have the meaning set forth in Section 2.8(a)(i) hereof.

          "SYNDICATION AGENT" shall mean Bank of America, N.A., in its capacity as syndication agent under this Agreement.

          "TAX SHARING POLICY" shall mean the policy applicable to CSC, RMHI, RMG and the Borrowers, among others, with respect to the allocation of tax liabilities and other tax-related items between the "Cablevision NY Group" and the "Rainbow Media Group", based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties as set forth in the Cablevision Systems Corporation Proxy Statement dated October 10, 2000, as amended and supplemented.

          "TAXES" shall have the meaning set forth in Section 2.10(c)(i) hereof.

          "TOTAL DEBT" shall mean, as of any date without duplication, with respect to the MGM Operating Companies on a consolidated basis (a) all outstanding Indebtedness For Money Borrowed, (b) all obligations Guaranteed by the MGM Operating Companies in respect of Indebtedness for Money Borrowed, (c) all Capitalized Lease Obligations (other than obligations under Film Rights Agreements), and (d) all Accrued Tax Liabilities.

          "TRADEMARK SECURITY AGREEMENT" shall mean that certain Trademark Security Agreement between each Borrower Party owning any trademarks or trademark applications and the Administrative Agent, for the ratable benefit of the Credit Parties, dated as of the Agreement Date, substantially in the form of EXHIBIT L attached hereto, and any similar pledge agreement or any pledge agreement supplement delivered pursuant to Section 6.14 hereof.

          "TRAILING SIX MONTH INTEREST EXPENSE" shall mean Interest Expense for the MGM Operating Companies on a consolidated basis for the most recently completed six (6) month period.

          "TRANSPONDER LEASE AGREEMENT" shall mean any agreement by and between any of the Borrower Parties and any other Person for the license, lease or other agreement to use telecommunications satellites for purposes of broadcasting the programming of such Borrower Parties and any other agreement related to the transmission, origination and production of such programming and the related technical services.

          "UNDRAWN COMMITMENTS" shall mean, collectively, the undrawn amount of the Revolving Loan Commitment, together with the undrawn amount of all Incremental Facility Commitments.

          "UNUSED PERCENTAGE" shall mean, on any date, the ratio, expressed as a percentage, of (a) the Available Revolving Loan Commitment to (b) the Revolving Loan Commitment.

          "WE" shall mean WE: Women's Entertainment LLC, a Delaware limited liability company, formerly Romance Classics, LLC.

          Each definition of an agreement in this Article 1 shall include such agreement as amended, restated, supplemented or otherwise modified (and, to the extent applicable, as renewed or extended) from time to time provided that, if required pursuant to the terms of this Agreement, the prior written consent of the Majority Lenders (or such other composition of Lenders as may be required under Section 12.12 hereof) shall have been given with respect to such amendment, restatement, supplement or other modification. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section
12.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

          All accounting terms used herein without definition shall be used as defined under GAAP. In the event that changes in GAAP during the term of this Agreement would result in the defined terms set forth in this Article 1 or the Financial Covenants being calculated in a different manner or with different components or rendering the same not meaningful criteria for evaluating the MGM Operating Companies, financial condition, the Borrowers and the Arrangers agree to propose to the Credit Parties, and to vote affirmatively with respect to, any amendments to this Agreement that the Borrowers and the Arrangers shall determine are reasonably necessary to conform the defined terms set forth in this Article 1 and the Financial Covenants so that the criteria for evaluating the matters contemplated by Sections 8.8 and 8.9 hereof are substantially the same criteria as were effective prior to such change in GAAP. Unless otherwise expressly stated herein, all references to financial information and results of the MGM Operating Companies shall be determined on a consolidated basis.

                               ARTICLE 2 - LOANS.

          Section 2.1 THE LOANS. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other

Loan Documents, the Lenders have extended the Revolving Loan Commitment and agree, severally in accordance with their respective Commitment Percentages and not jointly, to make Loans to the Borrowers in an aggregate principal amount not to exceed Two Hundred Million Dollars ($200,000,000).

               (a) THE REVOLVING LOANS. The Lenders agree, severally in accordance with their respective Commitment Percentages and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrowers, on and after the Agreement Date, but prior to the Maturity Date, amounts which, in the aggregate, together with the principal amount of any Swing Loans outstanding at any time, do not exceed the Revolving Loan Commitment. Subject to the terms and conditions hereof and prior to the Maturity Date, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis or may be continued or converted pursuant to a Notice of Continuation/Conversion as provided in Section 2.2 hereof.

               (b) THE SWING LOANS. Subject to the terms and conditions hereinafter set forth, including, without limitation, Section 2.8 hereof, the Swing Loan Lender, in its individual capacity, may in its sole discretion make revolving loans to the Borrowers (each a "SWING LOAN" and, collectively, the "SWING LOANS") from time to time on and after the Agreement Date, but prior to the Maturity Date, for the purposes hereinafter set forth; PROVIDED, HOWEVER, that (i) the aggregate amount of Swing Loans outstanding at any time shall not exceed the Swing Loan Committed Amount, and (ii) the sum of Revolving Loans, plus Swing Loans outstanding at any time shall not exceed the Revolving Loan Commitment. Swing Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

               (c) USE OF PROCEEDS. The proceeds of the Loans may be used solely (i) to make Restricted Payments to the RMG Partners and the MGM Partner to the extent permitted under this Agreement, (ii) to make Permitted Investments and Acquisitions to the extent permitted under this Agreement, and (iii) for working capital and other general corporate purposes of the Borrower Parties.

          Section 2.2 MANNER OF BORROWING AND DISBURSEMENT.

               (a) CHOICE OF INTEREST RATE, ETC. Any Advance of the Revolving Loans shall, at the option of the Borrowers, be made as a Base Rate Advance or a Eurodollar Advance; PROVIDED, HOWEVER, that (i) if the Borrowers fail to give the Administrative Agent telephonic notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date, and (ii) the Borrowers may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. Eurodollar Advances shall in all cases be subject to Article 11 hereof. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

               (b)  BASE RATE ADVANCES.

                    (i) INITIAL AND SUBSEQUENT ADVANCES. A Borrower shall give the Administrative Agent in the case of Base Rate Advances, irrevocable notice not later than 11:00 a.m. (New York time) on the date of the requested Advance by telephone followed immediately by a Request for Advance. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                    (ii) REPAYMENTS AND CONVERSIONS. A Borrower may (A) repay or prepay a Base Rate Advance upon prior irrevocable telephonic notice to the Administrative Agent not later than 11:00 a.m. (New York time) on the date of repayment or prepayment, or (B) convert all or a portion of the principal amount of a Base Rate Advance to one or more Eurodollar Advances upon prior irrevocable written notice to the Administrative Agent not later than 11:00 a.m. (New York time) on the date three (3) Business Days prior to such conversion in the form of a Notice of Conversion/Continuation, or notice by telephone or telecopy followed immediately by a Notice of Conversion/Continuation. On the date indicated by the applicable Borrower, such Base Rate Advance shall be so repaid or, as applicable, converted.

                    (iii) MISCELLANEOUS. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $500,000 in excess thereof, or the remaining amount of the Revolving Loan Commitment.

               (c)  EURODOLLAR ADVANCES.

                    (i) INITIAL AND SUBSEQUENT ADVANCES. A Borrower shall give the Administrative Agent, in the case of Eurodollar Advances, irrevocable telephonic notice followed by a Request for Advance prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior to the date of the requested Advance. The Administrative Agent, whose determination shall be conclusive, shall determine the available Eurodollar Basis and shall notify the applicable Borrower of such Eurodollar Basis. A Borrower shall promptly notify the Administrative Agent by telecopy or by telephone, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and a Eurodollar Advance Period for such Advance. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                    (ii) REPAYMENTS, CONTINUATIONS AND CONVERSIONS. A Borrower shall give the Administrative Agent irrevocable written notice in the form of a

Notice of Conversion/Continuation, or notice by telephone or telecopy followed immediately by a Notice of Conversion/Continuation, (A) not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to each applicable Payment Date, specifying whether all or a portion of any Eurodollar Advance outstanding on such Payment Date is to be continued in whole or in part as a Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period which such Borrower shall have selected for such continued Eurodollar Advance, (B) not later than 11:00 a.m. (New York time) on each applicable Payment Date, specifying whether all or any portion of any Eurodollar Advance outstanding on such Payment Date, is to be converted in whole or in part to a Base Rate Advance, or (C) not later than 11:00 a.m. (New York time) on each applicable Payment Date, specifying whether all or any portion of any Eurodollar Advance outstanding on such Payment Date, is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable.

                    (iii) MISCELLANEOUS. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $500,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances exceed twelve (12).

               (d) TELEPHONE NOTICE. The failure by a Borrower to confirm any notice by telephone or telecopy with a Request for Advance or a Notice of Conversion/Continuation, as applicable, shall not invalidate any notice so given. The Administrative Agent may rely upon telephonic instructions reasonably believed given by any Authorized Signatory of a Borrower and shall have no obligation to inquire into the propriety of any such instructions.

               (e) NOTIFICATION OF LENDERS. Upon receipt of a Request for Advance or a Notice of Conversion/Continuation under this Section 2.2 from a Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 1:00 p.m. (New York time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance in immediately available funds.

               (f) DISBURSEMENT. Prior to 3:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section 2.2 and in Article 4 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in immediately available funds by (i) transferring the amounts so made available by wire transfer pursuant to the instructions of the Borrower requesting such Advance, or (ii) in the absence of such instructions, crediting the amounts so made available to the account of the Borrowers maintained with the Administrative Agent or an affiliate of the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to 2:00 p.m. (New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, and so long as notice has been given as provided in
Section 2.2(e) hereof, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at a rate equal to the daily average Federal Funds Rate for such period. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent, on a joint and several basis, together with all interest accrued thereon at the interest rate that would have applied to such Advance had such Lender funded its portion thereof. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that, at any time when the Borrowers are not in Default and have otherwise satisfied all of the conditions to funding set forth in this Agreement, a Lender for any reason fails or refused to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect to such advance, such non-funding Lender shall (i) have no right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and the calculation of Majority Lenders with respect solely to such votes shall be adjusted as if such non-funding Lender has no Revolving Loan Commitment and no Loans outstanding, and (ii) be entitled to receive no payments of principal, interest or fees from the Borrowers in respect of such Loans which such Lender failed to make. Nothing in this subsection shall be deemed to prejudice any rights that the Borrowers may have against any Lender as a result of any failure by such Lender to fund its portion of any Advance.

          Section 2.3 INTEREST.

               (a) ON BASE RATE ADVANCES. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days when the Base Rate is determined by reference to the Prime Rate and on the basis of a year of 360 days when the Base Rate is determined by reference to the Federal Funds Rate, in each case for the actual number of days elapsed and shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement. Interest on Base Rate Advances then outstanding shall also be due and payable on the date of any repayment made under Sections 2.5, 2.6 or 2.7 hereof and on the Maturity Date. Interest shall accrue and be payable on each Base Rate Advance at the simple per annum interest rate equal to the sum of (i) the Base Rate and
(ii) the Base Rate Applicable Margin.

               (b) ON EURODOLLAR ADVANCES. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Eurodollar Advance, and (ii) if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, on each three (3) month anniversary of the making of such Eurodollar Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the date of any repayment made under Sections 2.5, 2.6 or 2.7 hereof and on the Maturity Date. Interest shall accrue and be payable on each Eurodollar Advance at the simple per annum interest rate equal to the sum of (A) the Eurodollar Basis applicable to such Eurodollar Advance and (B) the Eurodollar Applicable Margin.

               (c) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE. If a Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Eurodollar Advance is not timely concluded, the Base Rate shall apply to such Advance and if a Borrower fails to elect to repay, continue or convert any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

               (d) INTEREST UPON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the Majority Lenders shall have the option (but shall not be required to give prior notice thereof to the Borrowers, accelerate the maturity of the Loans or exercise any other rights or remedies hereunder in connection with the exercise of this right) to charge interest on the outstanding principal balance of the Loans at the Default Rate from the date of such Event of Default. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Majority Lenders) of the applicable Event of Default, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

               (e) COMPUTATION OF INTEREST. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

          Section 2.4 FEES.

               (a) FEES PAYABLE UNDER THE FEE LETTERS. The Borrowers, jointly and severally, agree to pay such fees as are described in the Fee Letters.

               (b) COMMITMENT FEE. The Borrowers, jointly and severally, agree to pay to the Administrative Agent on behalf of the Lenders, in accordance with their respective Commitment Percentages, a commitment fee on the Available Revolving Loan Commitment for each day from (and including) the Agreement Date to the Maturity Date, at a rate of (i) in the event that the Unused Percentage shall be greater than or equal to fifty percent (50%), five-eighths of one percent (0.625%) per annum and (ii) in the event that the Unused Percentage shall be less than fifty percent (50%), three-eighths of one percent (0.375%) per annum. Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each quarter, commencing with respect to the quarter ending March 31, 2002 (for the period from the Agreement Date to such Business Day), and continuing on the last Business Day of each successive quarter, and shall be fully earned when due and nonrefundable when paid.

          Section 2.5 OPTIONAL PREPAYMENTS AND REDUCTIONS.

               (a) PREPAYMENT OF ADVANCES UNDER THE REVOLVING LOAN COMMITMENT. The principal amount of any Base Rate Advance under the Revolving Loan Commitment may be prepaid in full or in part at any time, without penalty, upon prior written notice prior to 11:00 a.m. (New York time) to the Administrative Agent on the date of such prepayment, and the principal amount of any Eurodollar Advance under the Revolving Loan Commitment may be prepaid prior to the applicable Payment Date, upon telephonic notice to the Administrative Agent (promptly confirmed in writing) prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior thereto, provided that the Borrowers shall, jointly and severally, reimburse the Lenders and the other Credit Parties, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the other Credit Parties in connection with such prepayment as set forth in Section 2.11 hereof. Each notice of prepayment shall be irrevocable. Partial prepayments shall be in a principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

               (b) PERMANENT REDUCTIONS. Optional permanent reductions of the Revolving Loan Commitment hereunder may be made by the Borrowers, at any time and from time to time, following irrevocable written notice to the Administrative Agent prior to 11:00 a.m. (New York time) on the date three (3) Business Days prior thereto, without premium or penalty, on a pro rata basis among the Lenders, provided that the Borrowers shall, jointly and severally, reimburse the Lenders and the other Credit Parties, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the other Credit Parties in connection with such reduction as set forth in Section 2.11 hereof. Each notice of reduction shall be irrevocable. Partial reductions shall be in a principal amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof. Upon receipt of any notice of reduction, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the reduction.

               (c) APPLICATION OF REDUCTIONS. As of the date of cancellation or reduction of the Revolving Loan Commitment pursuant to Section 2.5(b) hereof set forth in any notice thereof, (i) the Revolving Loan Commitment shall be permanently reduced to the amount stated in the Borrowers' notice for all purposes herein, (ii) the amount of such reduction shall be applied to reduce the remaining scheduled reductions of the Revolving Loan Commitment as set forth in Section 2.7 hereof in the inverse order of reduction, and (iii) the Borrowers shall, subject to Section 2.11 hereof, jointly and severally, pay to the Administrative Agent, for the account of the applicable Lenders, the amount necessary to reduce the principal amount of the Revolving Loans and the Swing Loans then outstanding to not more than the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and the commitment fee set forth in Section 2.4(b) hereof accrued through the date of the reduction with respect to the amount reduced.

          Section 2.6 MANDATORY PREPAYMENTS. In addition to the repayments provided for in Section 2.7 hereof, if at any time the aggregate principal amount of Revolving Loans and Swing Loans outstanding shall exceed the Revolving Loan Commitment for any reason whatsoever, the Borrowers shall, jointly and severally, immediately make a payment of the Revolving Loans in the amount of such excess, together with accrued interest on the amount so prepaid.

          Section 2.7 REPAYMENT. The Revolving Loan Commitment shall be reduced automatically and permanently on the last Business Day of each quarter and on the Maturity Date (which reduction shall be inclusive of any reduction pursuant to Section 2.5 hereof during such quarter) as set forth below:

                              AMOUNT OF QUARTERLY
                             REDUCTION(WHICH SHALL
                             INCLUDE ANY REDUCTIONS
                            MADE DURING SUCH QUARTER        TOTAL ANNUAL
     QUARTERS ENDED         PURSUANT TO SECTION 2.5)     REDUCTION PERCENTAGE
     --------------         ------------------------     --------------------
September 30, 2004 and         $           5,000,000                     5.00%
December 31, 2004

March 31, 2005 through         $          20,000,000                    40.00%
December 31, 2005

March 31, 2006 through         $          27,500,000                    55.00%
December 31, 2006

As of the date of each reduction of the Revolving Loan Commitment as set forth above, the Borrowers shall, jointly and severally, pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans, plus Swing Loans, then outstanding to not more than the amount of the Revolving Loan Commitment as so reduced, together with accrued interest on the amount so prepaid and the commitment fee set forth in Section 2.4(b) hereof accrued through the date of the reduction with respect to the amount reduced. Any unpaid principal and accrued interest of the Revolving Loans and the Swing Loans and any other outstanding Obligations shall be due and payable in full on the Maturity Date.

          Section 2.8    SWING LOANS.

                 (a)     SWING LOAN ADVANCES.

                         (i)  NOTICES; DISBURSEMENT. Whenever the Borrowers
desire an Advance of the Swing Loans hereunder a Borrower shall give irrevocable notice to the Swing Loan Lender not later than 1:00 p.m. (New York time) on the date of the requested Advance by telephone, followed immediately by a confirmation of such request in writing in the form of EXHIBIT M hereto (a "SWING LOAN REQUEST"). The Swing Loan Lender shall initiate the transfer of funds representing the Swing Loan advance to the Borrowers by 3:00 p.m. (New York time) on the Business Day specified in the applicable Swing Loan Request.

                         (ii) MINIMUM AMOUNTS. Each Advance of the Swing Loans
shall be in a minimum principal amount of $500,000 and integral multiples of $250,000, in excess thereof.

                 (b) REPAYMENT OF SWING LOANS. Each Advance of the Swing Loans shall be due and payable on the earliest of (i) seven (7) days from the date of such Advance, (ii) the date of the next Advance of the Revolving Loans, or (iii) the Maturity Date; PROVIDED, HOWEVER, the Borrowers may prepay any Swing Loan Advance prior to the date it is due upon notice to the Swing Loan Lender not later than 1:00 p.m. (New

York time) on the date of prepayment of such Advance. If such notice is given by a Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. If, and to the extent, any Swing Loans shall be outstanding on the date of any Advance of the Revolving Loans, such Swing Loans shall be repaid from the proceeds of such Advance of the Revolving Loans prior to any distribution of such proceeds to the Borrowers. If, and to the extent, an Advance of the Revolving Loans is not requested prior to earlier of (A) the Maturity Date or (B) the last day of any such seven (7) day period from the date of any Advance of the Swing Loans, the Borrowers shall be deemed to have requested a Base Rate Loan on the Business Day immediately preceding the Maturity Date or the last day of such seven (7) day period, as applicable, in the amount of the Swing Loans then outstanding, the proceeds of which shall be used to repay the Swing Loan Lender for such Swing Loans. In addition, the Swing Loan Lender may, at any time, in its sole discretion by written notice to the Borrowers and the Administrative Agent, require repayment of its Swing Loans by way of a Revolving Loan, in which case the Borrowers shall be deemed to have requested a Base Rate Advance of the Revolving Loans in the amount of such Swing Loans; PROVIDED, HOWEVER, that any such demand shall be deemed to have been given one (1) Business Day prior to the Maturity Date and upon the occurrence of any Event of Default described in
Section 9.1(j) or 9.1 (k) hereof and also upon acceleration of the Obligations, whether on account of an Event of Default described in Section 9.1(j) or 9.1(k) hereof or any other Event of Default, in accordance with the provisions of
Section 9.2 hereof following an Event of Default (each such Revolving Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "MANDATORY BORROWING"). Each Lender hereby irrevocably agrees to make its Commitment Percentage of such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date, notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Article 4 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure for any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.2, (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Loan Commitment or termination of the Revolving Loan Commitment relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith; PROVIDED, HOWEVER, that no Lender shall be required to make such Revolving Loans if, at the time that the Swing Loan Lender agreed to fund any Swing Loan Request, the Swing Loan Lender had knowledge of the existence of an Event of Default or such Mandatory Borrowing would cause a Lender to exceed its Revolving Loan Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of any Insolvency Proceeding with respect to either of the Borrowers or any other obligor hereunder), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Swing Loan Lender such participations in the outstanding Swing Loans as shall be necessary to cause each such Lender to share in such Swing Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 9.2), provided that (A) all interest payable on the Swing Loans shall be for the account of the Swing Loan Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay (to the extent not paid by the Borrowers) to the Swing Loan Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                 (c) INTEREST ON SWING LOANS. Swing Loans shall bear interest at the simple per annum interest rate equal to the sum of (x) the Base Rate and (y) the Base Rate Applicable Margin, computed on the basis of a year of 365/366 days when the Base Rate is determined by reference to the Prime Rate and on the basis of a year of 360 days when the Base Rate is determined by reference to the Federal Funds Rate, in each case for the actual number of days elapsed; PROVIDED, HOWEVER, that (i) from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due (after giving effect to any applicable grace period), whether at scheduled or accelerated maturity or on account of any mandatory prepayment or (ii) while any Swing Loans in which the Lenders have acquired participations pursuant to
Section 2.8(b) hereof remain outstanding, the principal of and, to the extent permitted by law, interest on, Swing Loans shall bear interest, payable on demand, at the Default Rate. Interest on each Swing Loan shall be payable in arrears on the date payment of such Swing Loan is due pursuant to Section 2.8(b) hereof.

                 (d) REPORTING. Unless the Swing Loan Lender is the Administrative Agent, the Swing Loan Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swing Loan Lender that the Borrowers have made a Request for Advance or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swing Loans in form reasonably satisfactory to the Administrative Agent.

                 (e) TERMINATION OF SWING LOANS; DESIGNATION OF SWING LOAN LENDER. Unless a Default or an Event of Default then exists, the Swing Loan Lender shall give the Borrower and the Administrative Agent at least seven (7) days prior written notice before exercising its discretion herein not to make Swing Loans. The Borrower must give ten (10) days prior written notice to the Administrative Agent of any change in designation of the Swing Loan Lender. The replaced Swing Loan Lender shall continue to be a "Swing Loan Lender" for purposes of repayment of any Swing Loans made prior to such replacement and outstanding after such replacement.

          Section 2.9    NOTES; LOAN ACCOUNTS.

                 (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Revolving Note shall be payable to the order of each Lender in accordance with such Lender's Commitment Percentage. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the amount of the Swing Loan Committed Amount. The Revolving Notes shall be issued by the Borrowers, on a joint and several basis, to each of the Lenders, and the Swing Loan Note shall be issued by the Borrowers, on a joint and several basis, to the Swing Loan Lender. Each of the Notes shall be duly executed and delivered by Authorized Signatories of each of the Borrowers.

                 (b) Each Lender may open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon. Each Lender which opens such loan account or accounts shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on the Loans. The records of each Lender with respect to the loan accounts maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure to maintain such records shall not impair the joint and several obligation of the Borrowers to repay Indebtedness hereunder.

                 (c) Each Advance from the Lenders (other than the Swing Loan Lender) under this Agreement shall be made pro rata by the Lenders on the basis of their respective Commitment Percentages.

          Section 2.10   MANNER OF PAYMENT.

                 (a) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, commitment fees, and any other amount owed to the Lenders and the Administrative Agent under this Agreement, the Notes or the other Loan Documents shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement or such other Loan Document to the Administrative Agent to an account designated by the Administrative Agent for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed received on the next Business Day for purposes of interest accrual. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                 (b) If any payment under this Agreement or any of the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                 (c) Except as otherwise provided below, any and all payments by the Borrowers to the Administrative Agent or any other Credit Party under this Agreement or the Notes shall be made without set-off or counterclaim or deduction whatsoever.

                         (i)  Unless otherwise required by Applicable Law, any
and all payments by the Borrowers to the Administrative Agent and the other Credit Parties, or any of them, under this Agreement or the Notes shall be made without any deduction or withholding for present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding, however, franchise, withholding, branch or other similar Taxes, duties, fees or charges imposed on or measured by any Credit Party's net income or receipts (such non-excluded items being called "TAXES").

                         (ii)  If either of the Borrowers shall be required by
Applicable Law to deduct any Taxes from or in respect of any amounts payable hereunder or under any Note to the Administrative Agent or any other Credit Party, (A) except as otherwise provided in this Section, the sum payable shall be increased ("ADDITIONAL AMOUNTS") as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10(c)), the Administrative Agent or such other Credit Party, as the case may be, receives an amount equal to the sum it would have received had no deductions been made, (B) the applicable Borrower shall make such deductions, and (C) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Moreover, if any Taxes (which for purposes of this sentence shall include taxes and charges imposed on or measured by net income or receipts of any Credit Party by any jurisdiction to the extent imposed on Additional Amounts) are directly asserted against any Credit Party with respect to any payment received by such Credit Party hereunder, such Credit Party may pay such Taxes, and, except as otherwise provided in this Section, the Borrowers, jointly and severally, will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received and retained by such Credit Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Credit Party would have received and retained had no such Taxes been asserted; PROVIDED, HOWEVER, such Credit Party shall give written notice to the Borrowers, accompanied by, to the extent provided by the relevant taxing authority, a calculation in reasonable detail of the amount demanded and evidence of the Taxes imposed on such Credit Party, after such Credit Party has actual knowledge of the imposition of any Taxes.

Where notice is not given to the Borrowers within forty-five (45) days after the Credit Party receives written notice of the assertion of Taxes and the Borrowers do not otherwise have notice of such assertion, the Borrowers shall not be required to pay penalties, additions to taxes, expenses, and interest accruing on such Taxes from the date forty-five (45) days after the receipt by the Credit Party of written notice of the assertion of such Taxes until the date that the Borrowers receive such notice. The Borrowers shall furnish to such Credit Party within forty-five (45) days (or as soon thereafter as available) after the date the payment of any Taxes is due pursuant to Applicable Law true and correct copies of tax receipts evidencing payment by either of the Borrowers. Except as otherwise provided in this Section , if either of the Borrowers fails to pay any Taxes that it is required to pay pursuant to the terms of this Agreement when due to the appropriate taxing authority or fail to remit to any of the Credit Parties the required receipts or other required documentary evidence, the Borrowers shall, jointly and severally, indemnify the Credit Parties for any incremental Taxes, interest or penalties that may become payable by the Credit Parties primarily as a result of any such failure.

                         (iii)  Each Lender that is not a United States person
within the meaning of Section 7701 of the Code (a "FOREIGN LENDER") shall deliver to the Borrowers and the Administrative Agent, no later than the date hereof (or if such Foreign Lender becomes a party to this Agreement (whether by assignment or otherwise) after the date hereof, the date upon which such Foreign Lender becomes a party hereto), (A) two (2) complete, duly executed original IRS Forms W-8ECI or IRS Forms W-8BEN, or any successors thereto, establishing that such Foreign Lender is on the date of delivery thereof entitled to receive any and all payments from the Borrowers under this Agreement free from withholding of United States federal income tax or (B) in the case of such Foreign Lender that is not legally entitled to deliver either form listed in clause
(b)(iii)(A), (I) a certificate of a duly authorized officer of such Foreign Lender to the effect that such Foreign Lender is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "EXEMPTION CERTIFICATE") and (II) two (2) duly completed copies of Internal Revenue Service Form W-8BEN or successor applicable form, certifying that such Foreign Lender is entitled to an exemption from United States federal withholding tax on payments of interest. Each Foreign Lender shall, from time to time, deliver updated or corrected IRS Forms W-8ECI, IRS Forms W-8BEN or Exemption Certificates, or any successors thereto, to the Borrowers and the Administrative Agent to the extent and in the manner required under United States federal tax law. The Borrowers shall not be required to pay any Additional Amounts under Section 2.10(c)(ii) hereof to a Foreign Lender if such Foreign Lender (I) fails to comply with the requirements of this Section 2.10(c)(iii) hereof or, (II) fails to qualify for a complete reduction or exemption of United States federal tax withholding for any reason other than a change in the United States federal tax law, or the official interpretation thereof, in each case, after the delivery of IRS Forms W-8ECI, IRS Forms W-8BEN or an Exemption

Certificate, or any successors thereto, or (III) is treated as a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision. Notwithstanding the foregoing, if at the date of an assignment pursuant to which a Foreign Lender becomes a party to this Agreement, the assignor was entitled to payments under Section 2.10(c)(ii) hereof, then, to such extent, the assignee, shall not be required to deliver IRS Forms W-8ECI, IRS Forms W-8BEN or an Exemption Certificate, or any successors thereto, establishing a withholding rate for such Foreign Lender that is less than the rate the assignor was subject to, and the assignee shall be entitled to receive Additional Amounts to such extent the assignor was so entitled.

                         (iv) Each of the Credit Parties agrees that it will,
to the extent reasonable and without material cost or risk to it, (A) take all actions reasonably requested by the Borrowers to maintain all exemptions, if any, available to it from United States federal withholding taxes (whether available by treaty, statute, or existing administrative waiver) and (B) otherwise cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section 2.10(c), including the contest of any asserted tax liability.

                         (v)  Any Credit Party that becomes aware that it is
entitled to receive a refund (whether by way of a direct payment or by offset) in respect of Additional Amounts paid by the Borrowers, which refund, would reasonably be considered allocable to or resulting from such payment or indemnification made pursuant to this Section 2.10, shall promptly notify the Borrowers of the availability of such refund and shall, within thirty (30) days after the receipt of a request from the Borrowers, apply for such refund with the Borrowers being responsible for any incremental costs associated with such refund request; PROVIDED, HOWEVER, that (A) neither of the Borrowers shall be entitled to any damages as a result of the failure of such Credit Party to so notify the Borrowers of the availability of such refund and (B) neither of the Borrowers shall have the right to examine the books or records of any Credit Party. If any Credit Party receives any such refund (as described in the preceding sentence), it shall promptly repay the amount of such refund (together with any interest received thereon) to the Borrowers; PROVIDED, HOWEVER, that the Borrowers, upon the request of the applicable Credit Party, shall, jointly and severally, repay the amount paid over to the Borrowers in the event such Credit Party is required to repay such refund to the applicable authority.

                         (vi) If the Borrowers are or become required to pay any
Additional Amounts to a Credit Party pursuant to this Section 2.10, the Borrowers shall have the right, upon notice to the Administrative Agent and such Credit Party to (A) prepay without penalty, on non-pro rata basis, all or any portion of a Loan held by such Credit Party plus all interest and Additional Amounts owing to such Credit Party as of the date of such prepayment, (B) require such Credit Party to use reasonable efforts to designate a different lending office for funding or booking its Loan under this Agreement or to assign its rights and obligations under this Agreement to another of its offices, branches or affiliates, or (C) require such Credit Party to effect an assignment all of its rights and obligations under this Agreement to another Credit Party designated by the Borrowers if, in the case of clause (B) or (C) such designation or assignment (x) would eliminate or reduce amounts payable pursuant to this Section 2.10 in the future and (y) would not cause the imposition on such Credit Party of any additional costs or legal or regulatory burdens deemed by such Credit Party to be material or otherwise disadvantageous to such Credit Party.

          Section 2.11 REIMBURSEMENT. Whenever any Lender shall actually incur any losses or out-of-pocket expenses in connection with (a) the failure by a Borrower to convert, continue or borrow any Eurodollar Advance after having given notice of its intention to convert, continue or borrow such Eurodollar Advance in accordance with Section 2.2 hereof (whether by reason of the election of a Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article 4 hereof) other than a failure to borrow resulting from an unavailability which occurs after notice from the Administrative Agent to the Borrowers pursuant to Section 11.1 or 11.2 hereof, (b) the prepayment of any Eurodollar Advance in whole or in part (including a prepayment pursuant to Sections 11.2 and 11.3(b) hereof), or (c) the failure by the Borrowers to prepay any Advance after notice of prepayment has been given by a Borrower to the Administrative Agent in accordance with Section 2.5 hereof, the Borrowers, jointly and severally, agree to pay to such Lender, upon the earlier of such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrowers, any Lender seeking reimbursement under this Section 2.11 shall provide a certificate setting forth the amount to be paid to it by the Borrowers hereunder and calculations therefor.

          Section 2.12   APPLICATION OF PAYMENTS.

                 (a) Other than with respect to payments required to be made pursuant to Section 2.5 hereof (which shall be applied, as applicable, as set forth in Section 2.5), payments made to any Credit Party, or otherwise received by any Credit Party (from realization on Collateral or otherwise), shall be distributed as follows: FIRST, to the costs and expenses, if any, incurred by the Credit Parties, or any of them, to the extent permitted by Section 12.2 hereof, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; SECOND, pro rata among the Credit Parties based on the total amount of fees then due and payable, to any fees then due and payable hereunder or under any other Loan Document and to any other fees then due and payable to the Lenders under this Agreement or any other Loan Document; THIRD, to the Swing Loan Lender, to any unpaid interest which may have accrued on the Swing Loans; FOURTH, pro rata among the Lenders based on the principal amount of the Revolving Loans outstanding immediately prior to such payment, to any unpaid interest which may have accrued on the Revolving Loans; FIFTH, to the Swing Loan Lender, to any unpaid principal of the Swing Loans; SIXTH, pro rata among the Lenders based on the principal amount of the Revolving Loans outstanding immediately prior to such payment, to any unpaid principal of the Revolving Loans (with such payment to permanently reduce the Revolving Loan Commitment in inverse order of scheduled reduction); SEVENTH, to any other Obligations not otherwise referred to in this Section 2.12(a) until all such Obligations are paid in full; EIGHTH, pro rata among the Credit Parties based on the amount of damages outstanding immediately prior to such payment, to damages incurred by the Credit Parties, or any of them, by reason of any breach hereof or of any other Loan Documents; and NINTH, to the Borrowers or as otherwise required by law.

                 (b) If any Lender shall obtain any payment on any date (whether involuntary or otherwise) on account of the Loans (excluding any Swing Loans) made by it in excess of its ratable share of the payments made by the Borrower to the Credit Parties on such date (in the aggregate), such that, after giving effect thereto, such Lender's outstanding Loans (excluding any Swing Loans) are less than such Lender's ratable share of all the Loans then outstanding (in the aggregate) in accordance with such Lender's Commitment Percentage, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to each purchasing Lender the purchase price to the extent of such recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation so long as the Obligations are not increased as a result of such participation. If the Swing Loan Lender shall receive any payment on any date on account of its Swing Loans in excess the amount to which it is entitled in accordance with
Section 2.8(a), the Swing Loan Lender shall remit the amount of such excess to the other Lenders as the Administrative Agent may direct in accordance with
Section 2.8(a).

          Section 2.13 CAPITAL ADEQUACY. In the event that any Lender shall have determined that a Regulatory Change has the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, ten (10) days after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth the calculations evidencing such requested additional amount, and the law or regulation with respect thereto and certifying that such request is consistent with such Lender's treatment of other similar customers having similar provisions generally in their agreements with such Lender and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law or regulation, the Borrowers shall, jointly and severally, pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Allocations shall not be deemed reasonable unless made ratably, to the extent practicable, to all affected assets, commitments, activities or other relevant aspects of such Lender's business, whether or not the Lender is entitled to compensation with respect thereto. Notwithstanding the foregoing, the Borrowers shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (a) in the case of each such request for compensation, any time or period commencing not more than ninety
(90) days prior to the date on which such Lender submits such request and (b) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender reasonably could not have known that the resulting reduction in return might arise. Each Lender will notify the Borrowers that it is entitled to compensation pursuant to this subsection as promptly as practicable after it determines to request such compensation; PROVIDED, HOWEVER, that the failure to provide such notice shall not restrict the ability of such Lender to be reimbursed under this Section 2.13.

          Section 2.14   INCREMENTAL FACILITY LOANS.

                 (a) Subject to the terms and conditions of this Agreement, the Borrowers may request Incremental Facility Commitments on any Business Day; PROVIDED, HOWEVER, that the Borrowers may not request Incremental Facility Commitments or an Incremental Facility Loan during the continuance of a Default or Event of Default, including, without limitation, any Default or Event of Default that would result after giving effect to any Incremental Facility Loan; and PROVIDED FURTHER, that the Borrowers may request an Incremental Facility Commitment (which commitment may be from more than one Lender) which may be no more than $35,000,000 in the aggregate. The final maturity date for all Incremental Facility Loans shall be no earlier than the Maturity Date. In requesting Incremental Facility Commitments, the Borrowers shall offer each of the Lenders an opportunity to provide an Incremental Facility Commitment; PROVIDED that none of the Lenders shall be required to issue an Incremental Facility Commitment and the decision of any Lender to issue or not issue an Incremental Facility Commitment to the Borrowers shall be at such Lender's sole discretion after being offered such right of first refusal (and the failure to respond to any such offer by the requested deadline shall be deemed a refusal). Persons not then Lenders may be included as Lenders having Incremental Facility Commitments with the written approval of the Borrowers and the Administrative Agent. The Incremental Facility Commitments (i) may be in the form of a revolving or a term credit facility and may be structured as an institutional tranche, (ii) must not (A) have scheduled amortization providing for principal repayments or commitment reductions earlier than, or in an amount on a percentage basis larger than, those dates or amounts set forth in the reduction schedule for the Revolving Loan Commitment set forth herein, or (B) be secured by more or different collateral than the Loans hereunder, and (iii) must be governed by this Agreement and the other Loan Documents and be subject to terms and conditions not more restrictive than those set forth herein and therein for the Loans.

                 (b) Prior to the effectiveness of any Incremental Facility Commitment, the Borrowers shall (i) deliver to the Administrative Agent and the Lenders a notice, in form and substance satisfactory to the Administrative Agent, setting forth terms and provisions with respect to interest rates and scheduled amortization with respect to the proposed Incremental Facility Loan and (ii) provide revised projections to the Administrative Agent and the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall demonstrate the Borrowers' ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and to comply with the terms and conditions of this Agreement and the other Loan Documents.

                 (c) No Incremental Facility Commitment shall by itself result in any reduction of the Revolving Loan Commitment or of the Commitment Percentage with respect to the Revolving Loans of such Lender issuing such Incremental Facility Commitment.

                 (d) Incremental Facility Loans (i) shall bear interest at the Base Rate or the Eurodollar Rate or such other reasonable rate agreed to by the Lenders making such Incremental Facility Loans; (ii) subject to Section 2.14(a) hereof, shall be repaid on a joint and several basis as agreed to by the Borrowers and the Lenders making such Incremental Facility Loans; (iii) shall for all purposes be Obligations hereunder and under the Loan Documents; (iv) shall be represented by promissory notes which set forth terms and provisions with respect to interest rates and scheduled amortization with respect to such Incremental Facility Loans and are in form and substance acceptable to the Administrative Agent and the Borrowers (each, an "INCREMENTAL FACILITY NOTE"), and (v) shall rank pari passu with the Loans for purposes of Sections 2.12 and
9.2 hereof (unless the applicable Incremental Facility Lender shall otherwise agree in writing to have its Incremental Facility Loans be junior to the Loans).

                 (e) Incremental Facility Loans shall be requested by the Borrowers pursuant to a request (which shall be substantially in the form of a Request for Advance) delivered in the same manner as a Request for Advance, but shall be funded pro rata only by those Lenders that hold the Incremental Facility Commitments.

          Section 2.15 ALL OBLIGATIONS TO CONSTITUTE JOINT AND SEVERAL OBLIGATIONS.

                 (a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent's security interest (on behalf of the Credit Parties) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by either of the Borrowers to the Administrative Agent and the other Credit Parties, to the extent provided in the Security Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that (i) with respect to this Agreement, it is part of a common enterprise with the other Borrower and (ii) any financial accommodations by the Credit Parties to either Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to both Borrowers. Each Borrower acknowledges that any Request for Advance, Notice of Conversion/Continuation or other notice given by either of the Borrowers to the Administrative Agent or any other Credit Party shall bind both Borrowers, and that any notice given by the Administrative Agent or any other Credit Party to either Borrower shall be effective with respect to both Borrowers. Each Borrower acknowledges its liability without regard to which Borrower actually may have directly received the proceeds of any of the Loans or other extensions of credit hereunder or the manner in which the Administrative Agent or any of the other Credit Parties accounts for such Loans or other extensions of credit on its books and records, and further acknowledges that the Credit Parties are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder.

                 (b)     Each Borrower represents that, except as provided in
Section 2.16 hereof, it has not waived or modified any subrogation and contribution rights to which it may be entitled from and against the other Borrower to the extent it is required to pay to the Credit Parties any amount in excess of the Loans advanced hereunder directly to it.

          Section 2.16   MAXIMUM BORROWER LIABILITY.

                 (a) It is the intent of the Borrowers and the Credit Parties and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "MAXIMUM BORROWER LIABILITY") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                         (i)  in a case or proceeding commenced by or against
such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Credit Parties and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                         (ii)  in a case or proceeding commenced by or against
such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Credit Parties and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                         (iii)  in a case or proceeding commenced by or against
such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "OTHER DEBTOR RELIEF LAW"), the maximum amount that would not otherwise cause the obligations of such Borrower hereunder (or any other obligations of such Borrower to the Credit Parties and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the obligations of either Borrower hereunder (or any other obligations of such Borrower to the Credit Parties and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "AVOIDANCE PROVISIONS").

                 (b) To the extent set forth in Section 2.16(a), but only to the extent that the Obligations of either Borrower incurred hereunder would otherwise be subject to avoidance under any Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other obligations of such Borrower to the Credit Parties or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. The reduction effected by this
Section 2.16(b) is intended solely to preserve the rights hereunder of the Credit Parties and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and neither of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 2.16(b) as against the Credit Parties or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

                 (c) In the event either Borrower (the "FUNDING BORROWER") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations hereunder, the other Borrower (the "CONTRIBUTING BORROWER") shall contribute to the Funding Borrower an amount equal to such payment or payments made, or losses suffered, by the Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of the

Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of both Borrowers (including the Funding Borrower) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 2.16(d) shall affect either Borrower's joint and several liability to the Credit Parties for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from the Contributing Borrower shall be subordinate and junior in right of payment to all of the Obligations.

                 (d) Neither Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall either Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing on account of the Obligations are indefeasibly paid in full in cash and the Revolving Loan Commitment is terminated. If any amounts shall be paid to either Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been indefeasibly paid in full in cash, such amount shall be held by such Borrower in trust for the Credit Parties, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Administrative Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

                             ARTICLE 3 - GUARANTEE

          Section 3.1 GUARANTEE. Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to the Credit Parties and their respective permitted successors and assigns and the subsequent holders of the Obligations (including, without limitation, any interest on the Loans accruing after the filing of a petition initiating any Insolvency Proceeding, whether or not such interest accrues or is recoverable, against either Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), irrespective of the validity and enforceability of this Agreement, the Notes or the other Loan Documents or the Obligations of any of the Borrower Parties hereunder or thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (a) the principal of and interest on the Loans, the Notes and all other Obligations of the Borrower Parties to the Credit Parties under this Agreement, the Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The foregoing guaranty is a guaranty of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately.

          Section 3.2 WAIVERS AND RELEASES. Each of the Guarantors hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of Collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon Collateral or other indulgence from time to time granted by any of the Credit Parties in respect of this Agreement, the Notes or any other Loan Document. Each of the Guarantors hereby releases each of the Borrowers from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise), any "claims" (as defined in 11 U.S.C. ss. 101(4)), whether arising under Applicable Law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder, any payment made pursuant hereto or the exercise by the Credit Parties of their rights with respect to any Collateral, including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent not released by such Guarantors under this Article 3, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations guaranteed hereby. With respect to this Agreement and the Notes, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Credit Parties, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Section 9.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Section 9.2 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for purposes of this guarantee. The obligations of the Guarantors under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any Insolvency Proceeding or otherwise, and each Guarantor agrees that it will, jointly and severally, indemnify the Credit Parties on demand for reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Credit Parties in connection with such rescission or restoration. Each Guarantor further agrees with the Borrowers for the benefit of each of their respective creditors (including, without limitation, the Credit Parties) that any payment referred to in this Article 3 by a Guarantor shall constitute a contribution of capital by such Guarantor to such Borrower (or an investment in the equity capital of such Borrower by such Guarantor).

          Section 3.3    MISCELLANEOUS.

                 (a) Upon the bankruptcy or winding up or other distribution of assets of any Borrower Party or of any surety or guarantor of any of the Obligations of the Borrowers to the Credit Parties, the rights of the Credit Parties against the Guarantors shall not be affected or impaired by the omission of any Credit Party to prove its claim, or to prove its full claim, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Credit Parties of any Guarantor.

                 (b) Each of the Guarantors absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this
Article 3 or the obligations of the Guarantors hereunder or the obligations of any other Person or party (including, without limitation, either Borrower) relating to this Article 3 or the obligations of any other guarantor with respect to the Obligations in any action or proceeding brought by any Credit Party to collect the Obligations or any portion thereof, or to enforce the obligations of the Guarantors under this Article 3.

                 (c) If a claim is ever made upon any of the Credit Parties for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including either Borrower, then in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantors shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

                 (d) The Guarantors expressly represent and acknowledge that any financial accommodations by the Credit Parties, or any of them, to the Borrowers, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantors.

                 (e) The Guarantors hereby agree among themselves that if any Guarantor shall become an Excess Funding Guarantor by reason of the payment by such Guarantor of any Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment in respect of such Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 3.3(e) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this
Article 3, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all Obligations. For purposes of this Section 3.3(e), (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Obligations, (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations, and (iii) "PRO RATA SHARE" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (B) the amount by which the aggregate fair saleable value of all properties of all of the Borrower Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower Parties hereunder) of all of the Borrower Parties, all as of the Agreement Date. If any Subsidiary becomes a Guarantor hereunder subsequent to the Agreement Date, then for purposes of this Section 3.3(e) such subsequent Guarantor shall be deemed to have been a Guarantor as of the Agreement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such subsequent Guarantor as of the Agreement Date shall be deemed to be equal to such value and amount on the date such subsequent Guarantor becomes a Guarantor hereunder.

                 (f) Pursuant to Section 6.14 hereof, any new Subsidiary of the Borrower is required to enter into this Agreement for purposes of joining in this Guarantee by executing and delivering in favor of the Credit Parties a Guarantee Supplement. Upon the execution and delivery of a Guaranty Supplement by such new Subsidiary, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor hereunder shall not require the consent of any party of this Agreement. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

                        ARTICLE 4 - CONDITIONS PRECEDENT

          Section 4.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of each of the Lenders to undertake its respective Revolving Loan Commitment and to make the initial Advance of the Loans hereunder is subject to the prior fulfillment of each of the following conditions:

                 (a) The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Arrangers and their counsel and to the Majority Lenders:

                         (i)    this duly executed Agreement;

                         (ii)   the duly executed Notes;

                         (iii) the duly executed Borrower Security Agreement,
together with evidence of the filing of appropriate UCC-1 financing statements forms;

                         (iv)   the duly executed Borrower's Pledge Agreement,
together with appropriate original securities certificates and undated securities powers with respect thereto executed in blank and evidence of the filing of appropriate UCC-1 financing statement forms;

                         (v)    a loan certificate of each Borrower, including a
certificate of incumbency with respect to the signature of each Authorized Signatory of such Borrower, which loan certificate shall be in substantially the form of EXHIBIT N attached hereto, together with appropriate attachments which shall include, without limitation, the following items: (A) true, complete and correct copies of the Constituent Documents of such Borrower, (B) a true, complete and correct copy of the Consulting Agreement, (C) a copy of the partnership resolutions of such Borrower, authorizing such Borrower with respect to the borrowing hereunder and the execution, delivery and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party, and (D) certificates of existence for such Borrower issued by the Secretary of State or similar state official for the State of New York and for each state in which such Borrower is, or is required to be, qualified to do business;

                         (vi)   the duly executed Partnership Pledge Agreement,
together with evidence of the filing of appropriate UCC-1 financing statement forms;

                         (vii)  a loan certificate of each RMG Partner,
including a certificate of incumbency with respect to the signature of each Authorized Signatory of such RMG Partner, which loan certificate shall be in substantially the form of EXHIBIT O attached hereto, together with appropriate attachments which shall include, without limitation, the following items: (A) a true, complete and correct copy of the articles of incorporation of such RMG Partner, certified by the Secretary of State of such RMG Partner's incorporation, (B) a true, complete and correct copy of the bylaws of such RMG Partner, (C) a copy of the resolutions of the board of directors of such RMG Partner, authorizing such RMG Partner with respect to the execution, delivery and performance by such RMG Partner of the Loan Documents to which it is a party, and (D) certificates of existence for such RMG Partner issued by the Secretary of State or similar state official for the State of such RMG Partner's incorporation, and for each state in which such RMG Partner is, or is required to be, qualified to do business;

                         (viii) a loan certificate of RMHI, including a
certificate of incumbency with respect to the signature of each Authorized Signatory of RMHI, which loan certificate shall be in substantially the form of EXHIBIT P attached hereto, together with appropriate attachments which shall include, without limitation, the following items: (A) a true, complete and correct copy of the articles of incorporation of RMHI, certified by the Secretary of State of Delaware, (B) a true, complete and correct copy of the bylaws of RMHI, (C) a copy of the resolutions of the board of directors of RMHI, authorizing RMHI with respect to the execution, delivery and performance by RMHI of the Loan Documents to which it is a party, and (D) certificates of existence for RMHI issued by the Secretary of State or similar state official for the State of Delaware and for each state in which RMHI is, or is required to be, qualified to do business;

                         (ix)   the duly executed Subsidiary Pledge Agreement
from each Guarantor which has one or more Subsidiaries, together with appropriate original securities certificates and undated securities powers with respect thereto executed in blank and evidence of the filing of appropriate UCC-1 financing statement forms;

                         (x)    the duly executed Subsidiary Security Agreement
from each Guarantor, together with evidence of the filing appropriate UCC-1 financing statement forms;

                         (xi)   a certificate of each Guarantor, including a
certificate of incumbency with respect to the signature of each Authorized Signatory of such Subsidiary, which loan certificate shall be in substantially the form of EXHIBIT Q attached hereto, together with appropriate attachments which shall include, without limitation, the following items: (A) a true, complete and correct copy of the articles of incorporation, certificate of limited partnership or certificate of organization of such Guarantor, certified by the Secretary of State of such Guarantor's organization, (B) a true, complete and correct copy of by-laws, partnership agreement or limited liability company or operating agreement of such Guarantor, (C) a copy of the resolutions of the board of directors, or other appropriate entity, of such Guarantor, authorizing such Guarantor with respect to the execution, delivery and performance by such Guarantor of this Agreement and the other Loan Documents to which it is a party,
(D) certificates of existence for such Guarantor issued by the Secretary of State or similar state official for the state of such Guarantor's organization and for each state in which such Guarantor is, or is required to be, qualified to do business, and (E) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests or management of such Guarantor;

                         (xii)  the duly executed Trademark Security Agreement,
together with an appropriate filing coversheet and evidence of the filing of appropriate UCC-1 financing statement forms;

                         (xiii) the duly executed Fee Letters, together with
evidence of receipt of all fees due on the Agreement Date from the Borrowers to the Credit Parties in accordance therewith;

                         (xiv)  opinions of counsel to the Borrowers, RMHI, the
RMG Partners and the Guarantors addressed to each Credit Party and in form and substance satisfactory to the Arrangers and their counsel;

                         (xv)   a copy of the organizational chart of the
Borrowers and their respective Subsidiaries;

                         (xvi)  a copy of (A) the audited combined balance
sheets and income statements for the MGM Companies and (B) the unaudited combining balance sheets and income statements for the MGM Companies, in each case for the year ended December 31, 2000, and a copy of the unaudited combined balance sheets and income statements for the MGM Companies for the quarter ended September 30, 2001;

                         (xvii) the duly executed Subordination of Fees
Agreement and the duly executed Subordination of Tax Liabilities Agreement; and

                         (xviii)copies of insurance binders or certificates
covering the assets of the Borrower Parties, and otherwise meeting the requirements of, and to the extent required by, Section 6.5 hereof.

                 (b) All of the representations and warranties of the Borrowers under this Agreement shall be true and correct in all material respects, and the Administrative Agent shall have received a certificate of an Authorized Signatory of each of the Borrowers so stating.

                 (c) No litigation shall have been commenced against any of the Borrower Parties since December 31, 2000, which, if such litigation could reasonably be expected to be determined adversely to such Borrower Parties, could reasonably be expected to have a Materially Adverse Effect.

                 (d) There shall have been no material adverse change in the business, assets or financial condition of the Borrower Parties from that reflected in the audited financial statements, provided pursuant to Section 4.1(a)(xvi) hereof.

                 (e) The Arrangers shall have received the results of lien searches against each of the Borrower Parties from all applicable jurisdictions which shall be reasonably satisfactory to them and their counsel.

                 (f) The Administrative Agent shall have received a certificate of an Authorized Signatory of each of the Borrowers demonstrating, on a pro forma basis, as of the Agreement Date, that the Leverage Ratio calculated as of the Agreement Date, based on Annualized Cash Flow as of the last day of the fiscal quarter ending September 30, 2001, and Total Debt after giving effect to the initial Advance of the Loans hereunder, is less than or equal to 2.00 to 1.00.

          Section 4.2 CONDITIONS PRECEDENT TO EACH ADVANCE. The obligations of the Lenders to make each Advance (including the initial Advance hereunder) of the Loans (including the Swing Loans) is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

                 (a) The Administrative Agent, or in the case of a Swing Loan, the Swing Loan Lender, shall have received a duly executed and completed Request for Advance or Swing Loan Request, as applicable, signed by an Authorized Signatory of a Borrower, which Request for Advance or Swing Loan Request, as applicable, shall (i) certify that, after giving effect to the requested Advance, no Default or Event of Default shall then exist, (ii) certify that, as of the date of the requested Advance and after giving effect to the application of proceeds thereof, the representations and warranties in Section
5.1 hereof shall be true and correct in all material respects, except to the extent any representation or warranty is made solely as of the Agreement Date,
(iii) certify that, as of the date of the requested Advance, there shall exist no litigation commenced against any of the Borrower Parties since December 31, 2000, which, if such litigation could reasonably be expected to be determined adversely to such Borrower Parties, could reasonably be expected to have a Materially Adverse Effect, and (iv) provide calculations demonstrating the Borrowers' compliance with Section 8.8 hereof before and after giving effect to the requested Advance;

                 (b) There shall have occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect since the date of the most recent audited financial statements provided to the Credit Parties; and

                 (c) Each Request for Advance and each Swing Loan Request shall constitute a representation and warranty by the Borrowers made as of the time of requesting such Advance that the conditions specified in this Section
4.2 have been fulfilled as of the time of such Advance.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

          Section 5.1 REPRESENTATIONS AND WARRANTIES. Each of the Borrowers hereby agrees, represents, and warrants that:

                 (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrowers is a general partnership duly organized and validly existing under the laws of the State of New York, having the RMG Partners and the MGM Partner as its only partners. The Managing Partners are the only managing partners of each of the Borrowers. Each of the Guarantors is duly organized and validly existing under the laws of the jurisdiction of its organization. Each of the Borrower Parties has the power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                 (b) AUTHORIZATION; ENFORCEABILITY. Each of the Borrower Parties has all power, corporate or otherwise, and has taken all necessary action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Borrower Parties, and is, and the Notes, when issued for value received will be, and each of the other Loan Documents to which any Borrower Party is a party is, a legal, valid and binding obligation of such Borrower Party enforceable in accordance with its terms, subject to limitations on enforceability under bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equity principles.

                 (c) SUBSIDIARIES. Except as listed on SCHEDULE 5.1(c) attached hereto (as amended by the Borrowers after the Agreement Date upon written notice to the Lenders from time to time to the extent permitted hereunder), neither of the Borrowers has any Subsidiaries. With respect to each of the Borrower Parties, SCHEDULE 5.1(c) also sets forth, as of the Agreement Date, the following: (i) whether such Borrower Party is a MGM Operating Company;
(ii) the direct owners of such Borrower Party and the extent of such ownership;
(iii) the state of such Borrower Party's incorporation or organization; (iv) all jurisdictions in which such Borrower Party is qualified to do business as a foreign corporation, limited liability company or partnership, as the case may be; and (v) the federal tax identification number, the state organizational identification number (if issued by the state of such Borrower Party's incorporation or organization), the address of the chief executive office and principal place of business of such Borrower Party, and the name and registered office of the registered agent appointed by such Borrower Party.

                 (d) COMPLIANCE WITH LAWS, OTHER LOAN DOCUMENTS, AND CONTEMPLATED TRANSACTIONS. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws or other governing documents, as the case may be and as amended, of any of the Borrower Parties, or under any Material MSO Agreement, or under any indenture, agreement, or other instrument to which any of the Borrower Parties is a party or by which it or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of the Borrower Parties except Permitted Liens; except, with respect to items (i) and (ii) above, where such violations, breaches or defaults, if any, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect.

                 (e) NECESSARY AUTHORIZATIONS. No approval or consent of, or filing or registration with, any federal, state or local commission or other regulatory authority is required in connection with (i) the execution, delivery and performance by either of the Borrowers of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party, or (ii) the execution, delivery and performance by any Guarantor of this Agreement and the other Loan Documents to which such Guarantor is a party. All such described action required to be taken as a condition to the execution and delivery of each of this Agreement, the Notes and other Loan Documents to which any Borrower Party is a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Advance of the Loans hereunder has been or will be duly taken prior to such initial Advance.

                 (f) TITLE TO PROPERTIES. Each of the Borrower Parties has good and legal title to, or a valid leasehold interest in, all of their respective material properties and assets free and clear of all Liens, except Permitted Liens.

                 (g) COLLECTIVE BARGAINING. None of the Borrower Parties has entered into any collective bargaining agreement with any trade or labor union or other employee collective bargaining agent.

                 (h) TAXES. All federal, state, and other tax returns of each of the Borrower Parties required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon each Borrower Party, and any of its respective properties, income, profits, and assets, which are due and payable, have been paid, except any such tax payment of which such Borrower Party is contesting in good faith by appropriate proceedings, and as to which neither any Lien other than a Permitted Lien has attached nor any foreclosure, distraint, sale, or similar proceedings have been commenced, and except any such tax payments which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. The charges, accruals, and reserves on the books of each of the Borrower Parties in respect of taxes are, in the reasonable judgment of the Borrowers, adequate.

                 (i) FINANCIAL STATEMENTS. The Borrowers have furnished, or caused to be furnished, to the Credit Parties the financial statements required pursuant to Section 4.1(a)(xvi), all of which are complete and correct in all material respects and present fairly in accordance with GAAP the financial position of the Borrower Parties as at the dates thereof, and the results of operations for the periods ended as of such dates, subject to normal year-end adjustments with respect to such unaudited statements.

Except as disclosed in such financial statements or in SCHEDULE 5.1(i) attached hereto, none of the Borrower Parties had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of any of the Borrower Parties which have not heretofore been disclosed in writing to the Credit Parties.

                 (j) NO ADVERSE CHANGE. Since December 31, 2000, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.

                 (k) INVESTMENTS AND GUARANTIES. None of the Borrower Parties has made Investments in, advances to or guaranties of the obligations of any Person, except as reflected in the financial statements referred to in
Section 5.1(i) above or disclosed in SCHEDULE 5.1(k) attached hereto.

                 (l) LIABILITIES, LITIGATION, ETC. Except (i) for liabilities incurred in the normal course of business, (ii) as disclosed or referred to in the financial statements described in Section 5.1(i) above, or
(iii) as disclosed on SCHEDULE 5.1(l) attached hereto, none of the Borrower Parties has any material (individually or in the aggregate) direct or contingent liabilities. Except as disclosed on SCHEDULE 5.1(l) attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of either of the Borrowers, threatened against or affecting any of the Borrower Parties or any of their respective properties which involves the possibility of any judgment or liability not fully covered by insurance that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                 (m) ERISA. Each Plan maintained, or contributed to, by any of the Borrower Parties or any of their ERISA Affiliates is listed on SCHEDULE 5.1(m) attached hereto. Each of such Plans is in compliance in all material respects with their terms, ERISA and the Code. None of such Plans has a material "accumulated funding deficiency" within the meaning of ERISA or the Code. None of the Borrower Parties nor any of their respective ERISA Affiliates has incurred any material liability to the PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan if such Plan were determined on an ongoing basis. No Reportable Event, for which the thirty (30) day notice provision has not been waived in accordance with ERISA Section 4043(a), has occurred with respect to any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code which is not statutorily or administratively exempt under Sections 407 or 408 of ERISA or Section 4975 of the Code, each of which exemptions are disclosed on SCHEDULE 5.1(m)) which would subject any of the Borrower Parties or any of their respective ERISA Affiliates to a material tax on "prohibited transactions" imposed by Section 4975 of the Code; provided that this representation and warranty is based upon the Borrowers' understanding provided by Lenders that the source of the Loans will not at any time constitute assets of any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has committed a material breach of its fiduciary duty or knowingly participated in any violation of ERISA which would subject any of the Borrower Parties or any of their respective ERISA Affiliates to a material penalty under Section 502 of ERISA. Except as set forth on SCHEDULE 5.1(m), none of the Borrower Parties nor any of their respective ERISA Affiliates is a participant in or obliged to make any payment to a Multiemployer Plan. Except as required by Sections 601 through 609 of ERISA or as disclosed on SCHEDULE 5.1(m), Section 4980(b) of the Code and applicable state law, none of the Borrower Parties has made any oral or written commitments to provide post-employment health or life insurance coverage with respect to any former or current employee. The Borrower Parties and the ERISA Affiliates have properly classified individuals providing services to any of the Borrower Parties or ERISA Affiliates as employees and non-employees, except to the extent that a misclassification would not result in a Materially Adverse Effect.

                 (n) PATENTS, TRADEMARKS, ETC. SCHEDULE 5.1(n) attached hereto sets forth all registered trademarks and pending applications for trademarks of each of the Borrower Parties. Except as disclosed on SCHEDULE 5.1(n) attached hereto (as amended by the Borrowers upon written notice to the Lenders from time to time, together with, if necessary, an amendment to the Trademark Security Agreement reflecting the addition of any new trademarks or trademark applications), each of the Borrower Parties owns, possesses or has the right to use all licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Borrower Parties, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as otherwise permitted hereunder. Except to the extent that there is not likely to be a Materially Adverse Effect resulting from such ineffectiveness or non-compliance, all such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, each of the Borrower Parties is in full compliance in all material respects with all of the provisions thereof. Except as set forth on SCHEDULE 5.1(n) attached hereto (as amended by the Borrowers upon written notice to the Lenders from time to time), no such patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Borrowers' knowledge, threatened attack or revocation. Except as set forth on
SCHEDULE 5.1(n) attached hereto, (i) none of the Borrower Parties owns any registered copyrights or patents and (ii) the business of the Borrower Parties is not subject to any license issued by the FCC.

                 (o) COMPLIANCE WITH LAW; ABSENCE OF DEFAULT. Each of the Borrower Parties is in compliance with all Applicable Laws the non-compliance with which is likely to have a Materially Adverse Effect and with all of the provisions of its articles or certificate of incorporation and by-laws, or other governing documents, as applicable, which would adversely affect any Borrower Party's ability to perform the Obligations, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or (ii) a default by any Borrower Party under any other indenture, agreement, or other instrument, or under any Material MSO Agreement or Material Film Rights Agreement, or any judgment, decree, or order to which such Borrower Party is a party or by which such Borrower Party, or any of its properties, may be bound, which default, judgment, decree or order could reasonably be considered to have a Materially Adverse Effect.

                 (p) CASUALTIES; TAKING OF PROPERTIES, ETC. Since the date of the most recent financial statements provided to the Credit Parties by the Borrower, neither the business nor the properties of any of the Borrower Parties has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

                 (q) ACCURACY AND COMPLETENESS OF INFORMATION. None of the financial statements or any written statements delivered to any of the Credit Parties pursuant to this Agreement contains, as at the date of delivery thereof, any untrue statement of material fact nor do such financial statements, and such written statements, taken as a whole, omit to state a material fact or any fact necessary to make the statements contained therein not misleading. As of the Agreement Date and as supplemented by the Borrowers from time to time pursuant to Section 7.4(f), SCHEDULE 5.1(q) attached hereto sets forth certain summary information with respect to each Material Film Rights Agreement and each Material MSO Agreement to which any of the Borrower Parties is a party.

                 (r) COMPLIANCE WITH REGULATIONS U AND X. None of the Borrower Parties is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither of the Borrowers owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations U and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which would constitute this transaction a "purpose credit" within the meaning of said Regulations U and X. Neither of the Borrowers nor any bank acting on its or their behalf has taken or will take any action which would cause this Agreement or the Notes to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934. If so requested by the Administrative Agent, the Borrowers will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including, without limitation, an opinion of counsel in form and substance reasonably satisfactory to the Lenders.

                 (s) SOLVENCY. Each of the Borrowers is, and after giving effect to the transactions contemplated hereby and by the Loan Documents will be, Solvent.

                 (t) BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by either of the Borrowers for any other services rendered to either or both of the Borrowers ancillary to the transactions contemplated herein.

                 (u) BUSINESS. The business of the Borrower Parties includes producing and acquiring various types of programming and distributing such programming to cable and other non-broadcast delivery systems.

                 (v)     NAME OF BORROWERS. Except as set forth on
SCHEDULE 5.1(v) attached hereto, none of the Borrower Parties has (i) changed its name within the five (5) year period immediately preceding the Agreement Date nor (ii) transacted business under any other name or trade name or acquired any assets except for valid consideration.

                 (w) INVESTMENT COMPANY ACT. None of the Borrower Parties is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by either of the Borrowers of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

          Section 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance, except to the extent any representation or warranty is made solely as of the Agreement Date in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Credit Parties, any investigation or inquiry by any of the Credit Parties or the making of any Advance under this Agreement.

                         ARTICLE 6 - GENERAL COVENANTS

          So long as any of the Obligations is outstanding and unpaid or the Borrowers shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders shall otherwise consent in writing:

          Section 6.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Each of the Borrowers will, and will cause each of the Guarantors to, (a) preserve and maintain their respective existence, rights, licenses and privileges in their respective jurisdictions of organization and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which such qualification is necessary in view of the character of their respective properties or in which the nature of their respective businesses requires such qualification or authorization, except for qualifications and authorizations, the lack of which, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect; PROVIDED, HOWEVER, any of the Borrower Parties may liquidate or dissolve, or cause the liquidation or dissolution of, any Subsidiary of either of the Borrowers that holds no assets and conducts no business activities.

          Section 6.2 COMPLIANCE WITH APPLICABLE LAW. Each of the Borrowers will comply, and will cause each of the Guarantors to comply, with the requirements of all Applicable Law, except where failure to comply has not had and is not likely to have a Materially Adverse Effect.

          Section 6.3 MAINTENANCE OF PROPERTIES. Each of the Borrowers will maintain, and will cause each of the Guarantors to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties necessary in their respective businesses (whether owned or held under lease).

          Section 6.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Each of the Borrowers will maintain, and will cause each of the Guarantors to maintain, or will maintain on their behalf, a system of accounting established and administered in accordance with GAAP, and will, keep and cause each of the Guarantors to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

          Section 6.5 INSURANCE. Each of the Borrowers will, and will cause each of the Guarantors to:

                 (a) maintain or cause to be maintained (i) insurance on the assets and properties and on its operations including, but not limited to, public liability, business interruption and fidelity coverage insurance, from responsible insurance companies in such amounts and against such risks as shall be reasonably acceptable to the Majority Lenders and (ii) maintain insurance coverage comparable to that in place on the

Agreement Date, taking into account the growth of their respective businesses and operations after the Agreement Date; and

                 (b) maintain insurance coverage with respect to the Collateral, comparable to that in place on the Agreement Date (taking into account any increase in value with respect to the Collateral) insuring against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, all premiums thereon to be paid, jointly and severally, by the Borrowers; and

                 (c) require that each insurance policy on its assets and properties name the Administrative Agent, as administrative agent for the Credit Parties, as additional insured and loss payee to the extent of the Obligations, and provide for at least thirty (30) days' prior written notice to the Administrative Agent of any default under, termination of or proposed cancellation or nonrenewal of, such policy.

          Section 6.6 PAYMENT OF TAXES AND CLAIMS. Each of the Borrowers will pay and discharge, and will cause each of the Guarantors to pay and discharge, all taxes, assessments, and governmental charges or levies imposed upon them or upon their respective incomes or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, would become a Lien other than a Permitted Lien upon any of their respective properties; except that no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period of thirty
(30) days after such commencement.

          Section 6.7 VISITS AND INSPECTIONS. Each of the Borrowers will permit, and will cause each of the Guarantors to permit, representatives of (a) prior to a Default, the Arrangers upon three (3) Business Days written notice to the Borrowers, and (b) subsequent to a Default, each Credit Party, upon notice prior to 10:00 a.m. (New York time) on such date, to (a) visit and inspect the properties of each of the Borrower Parties during normal business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to each of the Borrower Parties.

          Section 6.8 PAYMENT OF INDEBTEDNESS. Each of the Borrowers will pay, and will cause each of the Guarantors to pay, subject to any provisions therein regarding subordination, any and all of their respective Indebtedness For Money Borrowed when and as the same becomes due, other than amounts duly disputed in good faith, the non-payment of which is not likely to have a Materially Adverse Effect.

          Section 6.9 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans solely as provided in Section 2.1(c).

          Section 6.10 ERISA. Each of the Borrowers shall, and shall cause each of the Guarantors to, at all times make, or cause to be made, prompt payment of all material contributions required under the terms of their Plans and to meet the minimum funding standards set forth in ERISA with respect to such Plans. Each of the Borrowers shall maintain, and shall cause each of the Guarantors to maintain, each of their respective Plans in material compliance with the terms of such Plans and the applicable provisions of ERISA and the Code.

          Section 6.11 FURTHER ASSURANCES. Each of the Borrowers will promptly cure, or cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any act or failure to act by any of the Borrower Parties or any employee or officer thereof. Each of the Borrowers at its expense will promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments in compliance with or for the accomplishment of the covenants and agreements of the Borrowers in the Loan Documents (including, without limitation, this Agreement), or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

          Section 6.12 BROKER'S CLAIMS. The Borrowers hereby, jointly and severally, indemnify and agree to hold each of the Credit Parties harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Credit Parties, or any of them, in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein.

          Section 6.13 INDEMNITY. Each of the Borrower Parties, jointly and severally, will indemnify and hold harmless each of the Credit Parties and each of their respective Lender Affiliates, employees, representatives, officers and directors (collectively, the "INDEMNIFIED PARTIES") from and against any and all claims, liabilities, losses, damages, actions, and demands by any party (other than with respect to any claims, actions or demands made by other such indemnified parties or any liabilities, losses or damages caused thereby) against such Credit Party, resulting from any breach or alleged breach by any of the Borrower Parties of any representation or warranty made hereunder or otherwise arising out of the Commitments or the making, administration or enforcement of the Loan Documents and the Loans; unless, with respect to any of the above, such Credit Party is finally judicially determined to have acted or failed to act with gross negligence or willful misconduct.

          Section 6.14 COVENANTS REGARDING FORMATION OF SUBSIDIARIES, INVESTMENTS AND ACQUISITIONS. In connection with the consummation of any Acquisition or any Investment made by any of the Borrower Parties, or the formation of any new Subsidiary of any of the Borrower Parties, as soon as available and in any event on or before the effective date thereof, the Borrowers will, and will cause each of the Guarantors to, provide to the Administrative Agent the following (all of which shall be in such form and substance as shall be acceptable to the Arrangers): (a) a duly executed joinder and supplement to this Agreement, in the form of Exhibit R attached hereto (each a "GUARANTEE SUPPLEMENT"), pursuant to which each new Guarantor shall agree to join as a Guarantor of the Obligations under Article 3 hereof; (b) a duly executed supplement to the Subsidiary Security Agreement for each new Guarantor, together with appropriate UCC-1 financing statement forms; (c) a loan certificate for each new Guarantor, substantially in the form of Exhibit Q attached hereto, together with appropriate attachments thereto; (d) in the case of any new Guarantor holding any issued and outstanding shares of capital stock (or other instruments or securities evidencing ownership) of any other Borrower Party, a duly executed supplement to the Subsidiary Pledge Agreement, pursuant to which such new Guarantor shall pledge to the Administrative Agent all of such capital stock (or other instruments or securities evidencing ownership) held by it, whether now owned or hereafter acquired; (e) a duly executed amendment to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, pursuant to which (i) all of the issued and outstanding capital stock (or other instruments or securities evidencing ownership)of each new Guarantor shall be pledged to the Administrative Agent as additional Collateral for the Obligations, and (ii) to the extent, except with respect to any Investment made pursuant to Section 8.2(c) hereof, that the pledge of any such shares or other interests in or with respect to any Company that is not wholly-owned directly or indirectly by the Borrower will not (A) violate the Constituent Documents applicable to such Company (and, if the pledge of any such shares or other interests will violate any of such Constituent Documents, such shares or other interests shall be held by the Borrower Parties subject to the terms and conditions of this Agreement and the other Loan Documents) and (B) require the consent of any unaffiliated third party (which consent the Borrowers are unable to obtain after taking reasonable steps to do so), all shares of capital stock (or other instruments or securities evidencing ownership) with respect to any Investment (including, without limitation, any Investment made pursuant to Section 8.2(c) hereof) beneficially owned or held by any of the Borrower Parties shall be pledged to the Administrative Agent as additional Collateral for the Obligations, together with all original securities certificates, duly executed securities powers and appropriate UCC-1 financing statement forms; and (f) all other documentation, including, without limitation, (i) an amendment to the Trademark Security Agreement covering any additional registered trademarks or trademark applications owned by any of the Borrower Parties, (ii) to the extent reasonably available, financial information with respect to the designation of any new

MGM Operating Company for the most recent period ending immediately prior to the date of such designation, and other financial information, to the extent available, which in the reasonable opinion of the Arrangers and the Majority Lenders is appropriate with respect to such designation of a new MGM Operating Company to confirm compliance with the terms and conditions of this Agreement, and (iii) to the extent reasonably requested by the Administrative Agent one or more opinions of counsel satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate with respect to the Acquisition or formation of any new Guarantor or the addition of any new Collateral as security for the Obligations. Any document, agreement or instrument executed or issued pursuant to this Section 6.14 shall be and constitute a "Loan Document" for purposes of this Agreement.

                       ARTICLE 7 - INFORMATION COVENANTS

          So long as any of the Obligations is outstanding and unpaid or the Borrowers have a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each of the Credit Parties at their respective offices:

          Section 7.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. On or before each applicable Financial Statements Delivery Date, with respect to each fiscal quarter of the Borrowers, a copy of the unaudited combined balance sheet of the Borrower Parties as at the end of such quarter, and the related unaudited combined statements of income, retained earnings and cash flows for the Borrower Parties, setting forth, in the case of the statements of income, the financial performance of the MGM Operating Companies by footnote, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which financial statements shall set forth in comparative form such figures for the same period for the prior fiscal year and shall be certified by an Authorized Signatory of each of the Borrowers to, in his or her opinion, present fairly, in accordance with GAAP, the financial position of the Borrower Parties, on a combined basis, as at the end of such period, and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

          Section 7.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT. On or before each applicable Financial Statements Delivery Date, with respect to each fiscal year of the Borrowers, a copy of (a) the audited combined balance sheet, and the related audited combined statements of income, retained earnings and cash flows, of the Borrower Parties as at the end of the fiscal year then ended, and (ii) the unaudited combining balance sheet, and the related unaudited combining statements of income, retained earnings and cash flows, of the Borrower Parties as at the end of the fiscal year then ended, which financial statements shall set forth in comparative form such figures for the same period for the prior fiscal year and shall be accompanied by an opinion of KPMG Peat Marwick or a firm of independent certified public accountants of recognized standing selected by the Borrowers and satisfactory to the Majority Lenders, together with a statement of such accountants certifying that no Default or Event of Default, including, without limitation, any Default under Sections 8.8, 8.9 and 8.10 hereof, was detected during the examination of the Borrower Parties and that such accountants have authorized the Borrowers to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement.

          Section 7.3 PERFORMANCE CERTIFICATES. Together with the delivery of the financial statements pursuant to Section 7.1 hereof, a certificate of an Authorized Signatory of each the Borrowers, in substantially the form of EXHIBIT S attached hereto:

                 (a) setting forth as at the end of such quarter or year, as the case may be, the arithmetical calculations required to establish whether or not the Borrowers were in compliance with the requirements of the Financial Covenants;

                 (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrowers with respect to such Default or Event of Default;

                 (c) setting forth a list updating the information set forth on SCHEDULE 5.1(c) with respect to the Borrower Parties to the extent that either of the Borrowers shall have formed or acquired any new Subsidiaries or designated any new MGM Operating Companies during such quarter;

                 (d) setting forth a list and description of all Restricted Payments and Restricted Purchases made by any of the Borrower Parties during such quarter; and

                 (e) setting forth a list and description of, together with applicable financial statements, if available, for any Acquisition, formation or designation of any new MGM Operating Company during the period for which such performance certificate is being given.

          Section 7.4    COPIES OF OTHER REPORTS.

                 (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to either of the Borrowers by its independent public accountants regarding any of the Borrower Parties, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 7.2 hereof.

                 (b) Within sixty (60) days after the end of each fiscal year of the Borrowers, the annual budget for the Borrower Parties for the current fiscal year.

                 (c) Promptly after the sending thereof, copies of all material statements, reports and other financial information relating to the Borrower Parties that is sent to any of the RMG Partners or the MGM Partner or any of the shareholders of RMHI or CSC.

                 (d) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or evidencing facts or containing information which could have a Materially Adverse Effect.

                 (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections or results of operations of the Borrower Parties as the Arrangers or the Majority Lenders may reasonably request.

                 (f) At the time audited financial statements are required to be provided under Section 7.2 hereof, summary information of the type set forth in SCHEDULE 5.1(q) with respect to each Material MSO Agreement and each Material Film Rights Agreement then in effect to which any of the Borrower Parties is a party (noting any such Material MSO Agreements or Material Film Rights Agreements that have been either added or deleted with respect to the prior year).

                 (g) At the time audited financial statements are required to be provided under Section 7.2 hereof, a written summary detailing any changes with respect to the relative ownership interests held by the RMG Partners and the MGM Partner in each of the Borrowers.

          Section 7.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of the following events as to which either Borrower has received notice or otherwise become aware thereof:

                 (a) The commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (i) against or, (ii) to the extent known to either Borrower, in any other way relating adversely and directly to any of the Borrower Parties, or any of their respective properties, assets or businesses, or which calls into question the validity of this Agreement or any other Loan Document, except where the adverse outcome of such proceeding or investigation is not likely to have a Materially Adverse Effect;

                 (b) The commencement of any proceeding by or before any governmental body and all actions and proceedings in any court or before any arbitrator with respect to the ownership or use of "American Movie Classics";

                 (c) Any notice of termination, partial termination or expiration of any MSO Agreement which results in a reduction of fifteen percent (15%) or more of the number of Paying Affiliated Basic Subscribers of the Borrower Parties in the aggregate during any calendar quarter when added to all other terminations or expirations during such quarter;

                 (d) Any material adverse change with respect to the business, assets, liabilities, financial position, or results of operations of any of the Borrower Parties, other than changes in the ordinary course of business which have not had and are not likely to have a Materially Adverse Effect;

                 (e) Any Default or Event of Default, or any default by any of the Borrower Parties under any agreement (other than this Agreement) to which any of the Borrower Parties is party or by which any of their respective properties is bound, or the occurrence of any other event which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto; and

                 (f) The occurrence of any Reportable Event or "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which is not statutorily or administratively exempt under Sections 407 or 408 of ERISA or Section 4975 of the Code with respect to any Plan of any of the Borrower Parties or any of their respective ERISA Affiliates or the institution or threatened institution by the PBGC of proceedings under Section 4042 of ERISA to terminate or to partially terminate any such Plan or the commencement or, to either Borrower's knowledge, threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan.

                         ARTICLE 8 - NEGATIVE COVENANTS

          So long as any of the Obligations is outstanding and unpaid or the Borrowers have a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise give their prior consent in writing:

          Section 8.1 INDEBTEDNESS. Neither of the Borrowers shall, nor permit any of the Guarantors to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding any Indebtedness except:

                 (a) Indebtedness under this Agreement, the Notes and the other Loan Documents (including, without limitation, any Incremental Facility Indebtedness);

                 (b) accounts payable, accrued expenses, customer advance payments and other current liabilities (other than Indebtedness For Money Borrowed) incurred in the ordinary course of business;

                 (c) Capitalized Lease Obligations of the Borrower Parties in an aggregate amount over the remainder of the term of such obligations not to exceed $30,000,000 at any one time outstanding;

                 (d) intercompany Indebtedness among any of the Borrower Parties; and

                 (e) any Accrued Tax Liabilities and any Subordinated Tax Liabilities.

          Section 8.2 INVESTMENTS. Neither of the Borrowers shall, nor permit any of the Guarantors to, make any Investment, except that:

                 (a) the Borrowers may purchase or otherwise acquire and own Cash Equivalents;

                 (b) the Borrower Parties may make Investments in any of the other Borrower Parties; and

                 (c) so long as no Default or Event of Default then exists or would be caused thereby and subject to compliance with Section 6.14 hereof, the Borrower Parties may (i) make cash Investments in an aggregate amount not to exceed, together with the amount of any Acquisitions made during such year under
Section 8.5(c)(v)(A) hereof, the Available Basket Amount, (ii) make cash Investments funded by Net Cash Proceeds received in connection with the issuance of any New Affiliated Equity to the extent such Net Cash Proceeds are not used by the Borrower Parties for any other purpose, and (iii) make Investments solely in exchange for RMG Tracking Stock or Cablevision-NY Group Stock.

          Section 8.3 LIMITATION ON LIENS. Neither of the Borrowers shall, nor permit any of the Guarantors to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens. Except for the agreement set forth in the foregoing sentence, none of the Borrower Parties shall agree with any other Person not to grant a Lien on any material portion of their respective assets to secure Indebtedness.

          Section 8.4 AMENDMENT AND WAIVER. Neither of the Borrowers shall enter into any amendment, or agree to or accept any waiver, which would materially adversely affect the rights of the Borrowers and the Credit Parties, or any of them, of any of the provisions of, (a) its Constituent Documents (including, without limitation, any amendment which would effectively accelerate the exercise of MGM's put right thereunder or limit the option of RMHI and the RMG Partners to satisfy such put right, in their sole discretion, with shares of RMG Tracking Stock or shares of Cablevision-NY

Group Stock), (b) the Constituent Documents of any of the Guarantors, (c) the Consulting Agreement, (d) the Services Agreement or (e) the Tax Sharing Policy.

          Section 8.5    LIQUIDATION; DISPOSITION OR ACQUISITION OF ASSETS.

                 (a) Neither of the Borrowers shall, nor permit any of the Guarantors to, at any time, (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or (ii) sell, lease, abandon, transfer, exchange or otherwise dispose of any assets (including, without limitation, any capital stock, partnership interests or other equity interests) or business in excess of $5,000,000 in the aggregate during the term of this Agreement, or (iii) enter into any merger or consolidation, except, in each case, for (x) sales, dispositions, mergers, consolidations or exchanges by any Guarantor of its businesses, assets or rights to or with any other Borrower Party and (y) sales or dispositions in the ordinary course of business by any of the Borrower Parties of obsolete or worn-out property or other property reasonably determined by the management of the disposing Company to be not used or useful in its business.

                 (b) Neither of the Borrowers shall, nor permit any of the Guarantors to, at any time, issue any capital stock, partnership interests or other equity interests in any of the Borrower Parties, except, so long as no Default or Event of Default then exist or would be caused thereby, for the issuance of additional partnership interests in either of the Borrowers in connection with the issuance of any New Affiliated Equity.

                 (c) Neither of Borrowers shall, nor permit any of the Guarantors to, at any time, acquire assets, property, stock or the business of any other Person except for (i) Capital Expenditures in the ordinary course of such Borrower Party's business, (ii) purchases of assets in the ordinary course of such Borrower Party's business, (iii) Film Rights Agreements, (iv) Permitted Investments and (v) so long as no Default or Event of Default then exists or would be caused thereby and subject to compliance with Section 6.14 hereof, (A) Acquisitions consummated solely in exchange for RMG Tracking Stock or Cablevision-NY Group Stock, (B) Acquisitions in an aggregate amount not to exceed, together with the amount of any Investments made under Section 8.2(c)(i) hereof, the Available Basket Amount, and (C) Acquisitions funded by Net Cash Proceeds received in connection with the issuance of any New Affiliated Equity to the extent such Net Cash Proceeds are not used by the Borrower Parties for any other purpose.

          Section 8.6 LIMITATION ON GUARANTIES. Neither of the Borrowers shall, nor permit any of the Guarantors to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any Loan Document, (b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of such Borrower Party securing performance by any Borrower Party of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, and (d) those Guaranties described on SCHEDULE 8.6 attached hereto (as such schedule may be amended by the Borrowers from time to time), undertaken in the ordinary course of business of the Borrower Parties, including, without limitation, Guaranties issued for purposes of securing (i) programming or transponder rights, (ii) production, sports team and product related arrangements, (iii) affiliation agreements, (iv) advertising representation agreements, marketing and service arrangements, or (v) real estate leases, and extensions, replacements and modifications of the foregoing PROVIDED that the aggregate amount of all such Guaranties under this subsection 8.6(d) at any time outstanding does not exceed $20,000,000.

          Section 8.7 RESTRICTED PAYMENTS AND PURCHASES. Neither of the Borrowers shall, nor permit any of the Guarantors to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except that (a) the Guarantors may make Restricted Payments to the Borrowers, (b) the Borrower may make payments in respect of Employee Stock Incentive Expense, and (c) so long as no Default or Event of Default then exists or would be caused thereby, the Borrowers may (i) make Restricted Payments, subject to the terms of the Subordination of Fees Agreement, for payment of fees under the Consulting Agreement and for reimbursement of services to the extent set forth in the Services Agreement, (ii) make Restricted Payments to the RMG Partners and the MGM Partners in accordance with their pro rata share of the partnership interests in the Borrowers, and (iii) pay to RMG, RMHI or CSC amounts due in respect of Accrued Tax Liabilities pursuant to, and in accordance with, the Tax Sharing Policy.

          Section 8.8 LEVERAGE RATIO. The Borrowers shall not permit, (a) as of the end of any fiscal quarter or (b) as of the date of any Advance increasing the Obligations hereunder, the Leverage Ratio (after giving effect to such Advance, if applicable), to exceed 2.00 to 1.00.

          Section 8.9 INTEREST COVERAGE RATIO. The Borrowers shall not permit, as of the end of any fiscal quarter ending during the term of this Agreement, the Interest Coverage Ratio to be less than 3.50 to 1.00.

          Section 8.10 DEBT SERVICE RATIO. The Borrowers shall not permit, as of the end of any fiscal quarter ending during the term of this Agreement, the Debt Service Ratio to be less than 2.00 to 1.00.

          Section 8.11 AFFILIATE TRANSACTIONS. Neither of the Borrowers shall, nor permit any of the Guarantors to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its assets to any Affiliate, on terms less advantageous to such Borrower Party than would be the case if such transaction had been effected with a non-Affiliate, in each case other than as set forth on SCHEDULE 8.11 attached hereto or as otherwise permitted under this Agreement.

          Section 8.12 REAL ESTATE. None of the Borrower Parties shall purchase, or become obligated to purchase, real estate in an amount in excess of $10,000,000 in the aggregate during the term of this Agreement.

          Section 8.13 ERISA LIABILITIES. Neither of the Borrowers shall fail, nor permit any of the Guarantors to, to make all material contributions in accordance with the terms of their respective Plans and to meet all of the applicable minimum funding requirements of ERISA and the Code, and, to the extent that the assets of such Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans determined on an ongoing basis, shall make the maximum deductible contributions allowable under the Code. None of the Borrower Parties shall incur any material withdrawal liability with respect to any Multiemployer Plan. None of the Borrower Parties shall make any commitment to provide post-employment health or life insurance benefits, except as required by Section 601 through 609 of ERISA, Section 4980(B) of the Code and applicable state law, nor terminate any Plan if its termination would reasonably be expected to have a Materially Adverse Effect.

          Section 8.14 SALES AND LEASEBACKS. None of the Borrower Parties will enter into any arrangement, directly or indirectly, with any Person whereby any Borrower Party shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby any Borrower Party shall then or thereafter rent or lease as lessee such property or any part thereof or other property which any Borrower Party intends to use for substantially the same purpose or purposes as the property sold or transferred, unless in each case, the sale or transfer of such property is permitted by Section 8.5 hereof.

          Section 8.15 NEGATIVE PLEDGE. Neither of the Borrowers shall, nor permit any of the Guarantors to, directly or indirectly, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of any Borrower Party to create, incur, pledge or suffer to exist any Lien upon any of its respective assets, or restricts the ability of any Guarantor to make Restricted Payments to its parent Company.

                               ARTICLE 9 - DEFAULT

          Section 9.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                 (a) Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

                 (b) The Borrowers shall default (i) in the payment of any interest and fees payable hereunder or under the Notes or the Incremental Facility Notes, or under the other Loan Documents and such Default shall not have been cured by payment of such overdue amounts in full within five (5) days from the date such payment became due, or (ii) in the payment of any principal when due hereunder or under the Notes or the Incremental Facility Notes;

                 (c) Any of the Borrower Parties shall default in the performance or observance of any agreement or covenant contained in Article 8;

                 (d) There shall occur any Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 9.1 of this Agreement), which shall not be cured to the Majority Lenders' satisfaction within the applicable cure period, if any, provided for in such Loan Document;

                 (e) Any of the Borrower Parties shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such Default shall not be cured to the Majority Lenders' satisfaction within a period of thirty (30) days from the occurrence of such default;

                 (f) The RMG Partners shall, at any time, cease to own and vote, directly or indirectly, at least eighty percent (80%) of the partnership interests of each of the Borrowers, or the Managing Partners shall, at any time, cease to have management control over the business and operations of the Borrower Parties, or any Person other than RMHI, the RMG Partners or a direct or wholly-owned Subsidiary of the RMG Partners shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, all or any portion of the eighty percent (80%) of the partnership interests of each of the Borrowers held by the RMG Partners on the Agreement Date, without regard to any required approval of any other Person;

                 (g) Either of the Borrowers shall, at any time, cease to own and vote directly or indirectly one hundred percent (100%) of the capital stock, partnership interests or other equity interests of each of its Subsidiaries (except to the extent that (i) the capital stock, partnership interests or other equity interests of any such Subsidiary are permitted to be disposed of and (ii) any such Subsidiary is permitted to issue any additional capital stock, partnership interests or other equity interests, in each case, pursuant to the terms and conditions of this Agreement);

                 (h) Subject to subsection (i) below, the aggregate number of Paying Affiliated Basic Subscribers of the Borrower Parties shall at any time be less than seventy-five percent (75%) of the aggregate number of such Paying Affiliated Basic Subscribers as of March 31, 2002 if such loss of Paying Basic Affiliated Subscribers would have a Materially Adverse Effect and if such loss of Paying Affiliated Basic Subsidiaries is not cured by the creation of new Paying Affiliated Basic Subscribers of the Borrower Parties within sixty (60) days after the occurrence thereof;

                 (i) The aggregate number of Paying Affiliated Basic Subscribers of the Borrower Parties shall at any time be less than seventy percent (70%) of the aggregate number of such Paying Affiliated Basic Subscribers as of March 31, 2002 if such loss of Paying Affiliated Basic Subscribers would have a Materially Adverse Effect;

                 (j) There shall be entered a decree or order for relief in respect of any of the RMG Partners or any of the Borrower Parties under the Bankruptcy Code, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of any of the RMG Partners or any of the Borrower Parties, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of the RMG Partners or any of the Borrower Parties, or an involuntary petition shall be filed against any of the RMG Partners or any of the Borrower Parties and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

                 (k) Any of the RMG Partners or any of the Borrower Parties shall file a petition, answer, or consent seeking relief under the Bankruptcy Code, or any of the RMG Partners or any of the Borrower Parties shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of any of the RMG Partners or any of the Borrower Parties, or of any substantial part of their respective properties, or any of the RMG Partners or any of the Borrower Parties shall fail generally to pay their respective debts as they become due, or any of the RMG Partners or any of the Borrower Parties shall take any action in furtherance of any such action;

                 (l) A final judgment shall be entered by any court against any of the Borrower Parties for the payment of money which exceeds $5,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower Parties which, together with all other property of the Borrower Parties subject to other such process, exceeds in value $5,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

                 (m) There shall be at any time (i) any "accumulated funding deficiency" (as defined in Section 302 of ERISA or in Section 412 of the Code) with respect to any Plan maintained by any of the Borrower Parties, or to which any of the

Borrower Parties, has any material liabilities, or any trust created thereunder, or (ii) a trustee appointed by a United States District Court to administer any such Plan under Section 4042 of ERISA, or (iii) proceedings instituted by the PBGC to terminate any such Plan under Section 4042 of ERISA, or (iv) incurred by any of the Borrower Parties any liability to the PBGC in connection with the distress termination of any such Plan under Section 4041(c) of ERISA; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of the Borrower Parties to a tax on "prohibited transactions" imposed by Section 4975 of the Code, or (v) any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a breach of fiduciary responsibility or knowingly participate in any violation of ERISA; or any Plan of any of the Borrower Parties which is intended to qualify under Section 401(a) of the Code shall have its application for or a favorable IRS determination with respect to the qualification requirements under such section of the Code denied by the IRS, or have the IRS revoke its previously issued determination; and in each case, such event or condition, together with other such events or conditions, if any, would subject the Borrower Parties to any tax, liability or penalty in excess of $5,000,000 in the aggregate;

                 (n) There shall occur any default under any material indenture, agreement, or instrument evidencing Indebtedness For Money Borrowed of any of the Borrower Parties;

                 (o) All or any portion of any Loan Document shall at any time and for any reason be declared to be null and void by a court of competent jurisdiction in a suit with respect to such Loan Document or otherwise unenforceable, or a proceeding shall be commenced by any governmental authority having jurisdiction over any of the Borrower Parties in either case, involving a legitimate dispute or a proceeding shall be commenced by any of the Borrower Parties, seeking to establish the invalidity or unenforceability of any Loan Documents (exclusive of questions of interpretation of any provision thereof), or any of the Borrower Parties shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

                 (p) There shall occur a default by any of the Borrower Parties (if such default is not cured or waived within any applicable grace period) under any Material MSO Agreement, which default would have a Materially Adverse Effect; or

                 (q) There shall exist any default under, or any cancellation of (without a contemporaneous replacement, or if interim substitute arrangements have been made with respect thereto, replacement within forty-five
(45) days, of), any Transponder Lease Agreement if such default is not cured within any applicable cure period and if such default or cancellation, as applicable, would have a Materially Adverse Effect.

          Section 9.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

                 (a) With the exception of an Event of Default specified in Sections 9.1(j) or (k) hereof, the Administrative Agent, at the direction of the Majority Lenders, shall (i) terminate the Revolving Loan Commitment and any obligations of the Swing Loan Lender to advance the Swing Loan Committed Amount hereunder and (ii) declare the principal of and interest on the Loans and the Notes and all other obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

                 (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(j) or (k) hereof, such principal, interest, and other obligations shall thereupon and concurrently therewith become due and payable, and the Revolving Loan Commitment shall forthwith terminate and any obligations of the Swing Loan Lender to advance the Swing Loan Committed Amount shall forthwith terminate, all without any action by the Credit Parties or the Majority Lenders or the holders of the Notes and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

                 (c) The Arrangers and the Administrative Agent, with the concurrence of the Majority Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

                 (d) The rights and remedies of the Arrangers and the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

                             ARTICLE 10 - THE AGENTS

          Section 10.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loan and in its Notes irrevocably to appoint and authorize, each of the Agents to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto and as may be provided by any Loan Document. Any action taken by any of the Agents under this Agreement or any Loan Document shall be taken for itself and for the ratable benefit of each of the other Credit Parties, except as may be otherwise expressly provided in this Agreement or in any other Loan Document. None of the Agents nor any of their respective Lender Affiliates, directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The

Syndication Agent and the co-Documentation Agents shall have no obligations under this Agreement in such capacities.

          Section 10.2 DELEGATION OF DUTIES. The Agents may execute any of their respective duties under the Loan Documents by or through agents or attorneys selected by them, respectively, using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible to any of the Lenders for the negligence or misconduct of any agents or attorneys selected by any of them, respectively, with reasonable care.

          Section 10.3 INTEREST HOLDERS. The Agents may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.3, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

          Section 10.4 CONSULTATION WITH COUNSEL. Each of the Agents may consult with legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance thereon.

          Section 10.5 DOCUMENTS. None of the Agents shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and each of the Agents shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

          Section 10.6 SECURITY DOCUMENTS. The Administrative Agent, as administrative agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Credit Parties, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents and to file UCC-1 financing statement forms in connection therewith, provided that, unless otherwise expressly provided in this Agreement, the Administrative Agent shall not agree to the release of any Collateral except in compliance with Section 12.12 hereof. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as administrative agent, for itself and for the benefit of the Credit Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other collateral documentation.

          Section 10.7 ARRANGERS AND AFFILIATES. With respect to the Revolving Loan Commitment and the Loans, any Lender which is a Lender Affiliate of any Agent shall have the same rights and powers hereunder as any other Lender, and each Agent and its respective Lender Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Lender Affiliates of, or Persons doing business with, either Borrower, as if it were not affiliated with such Agent and without any obligation to account therefor.

          Section 10.8 RESPONSIBILITY OF THE AGENTS. The duties and obligations of the Agents under this Agreement are only those expressly set forth in this Agreement. Each of the Agents shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrowers, of such fact, or has been notified by a Lender that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. None of the Agents shall be liable to any of the Lenders hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrowers as such Lender may reasonably request.

          Section 10.9   ACTION BY AGENTS.

                 (a) Except for action requiring the approval of the Majority Lenders, the Super-Majority Lenders or all of the Lenders, as the case may be, each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by the Majority Lenders, the Super-Majority Lenders or all the Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that such Agent shall not exercise any rights under Section 9.2(a) of this Agreement without the request of the Majority Lenders. None of the Agents shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its own gross negligence or willful misconduct.

                 (b) None of the Agents shall be liable to the Lenders, or any of them, in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders, the Super-Majority Lenders or all the Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

          Section 10.10 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that any of the Credit Parties shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, such Credit Party shall promptly notify the other Credit Parties, and each Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and none of the Agents shall be subject to any liability by reason of its acting pursuant to any such request. If the

Majority Lenders shall fail to request an Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from any Credit Party, or shall request inconsistent action with respect to such Default or Event of Default, such Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed such Agent not to take such action or assert such right, in no event shall such Agent act contrary to such instructions.

          Section 10.11 RESPONSIBILITY DISCLAIMED. None of the Agents shall be under any liability or responsibility whatsoever as such:

                 (a) To either Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                 (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, either Borrower or any other obligor of any of its obligations under this Agreement or the Notes or any of the other Loan Documents; or

                 (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any of the other Loan Documents, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any of the other Loan Documents, or any other document contemplated by this Agreement.

          Section 10.12 INDEMNIFICATION. Each of the Lenders agrees to indemnify each of the Agents in their respective capacities as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) pro rata according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents, or any other document contemplated by this Agreement or any action taken or omitted by such Agent under this Agreement, any of the other Loan Documents, or any other document contemplated by this Agreement, except that no Lender shall be liable to such Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of such Agent.

          Section 10.13 CREDIT DECISION. Each Lender represents and warrants to each other and to each Agent that:

                 (a) In making its decision to enter into this Agreement and to make Advances, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment, and that it has not relied upon information provided by any Agent; and

                 (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

          Section 10.14 SUCCESSOR AGENTS. Subject to the appointment and acceptance of a successor Agent (which shall be any Lender or a commercial lender organized under the laws of the United States of America or any political subdivision thereof which has a combined capital and reserves in excess of $250,000,000) as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint, subject to such Lender's consent in its sole discretion, a successor Agent from among the Lenders or the Lender Affiliates. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be any Lender or a Lender Affiliates or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10.14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                      ARTICLE 11 - CHANGE IN CIRCUMSTANCES
                          AFFECTING EURODOLLAR ADVANCES

          Section 11.1 EURODOLLAR BASIS DETERMINATION INADEQUATE OR UNFAIR. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.

          Section 11.2 ILLEGALITY. If any Applicable Law, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrowers shall, jointly and severally, repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day. Concurrently with repaying each Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or
Article 4 hereof, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

          Section 11.3   INCREASED COSTS AND TAXES.

                 (a)     If any Regulatory Change:

                         (i)    Shall subject any Lender to any tax, duty or
other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate of tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                         (ii)   Shall impose, modify, or deem applicable any
reserve (including, without limitation, any imposed by the Board of Governors of the

Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting such Lender's obligation to make such Eurodollar Advances or its Eurodollar Advances;

          and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then, in any such case, on the earlier of demand by such Lender or the Maturity Date, the Borrowers, jointly and severally, agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender requesting compensation will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

                 (b) A certificate of any Lender claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 11.3, the Borrowers may at any time, upon at least five (5) Business Days prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance in an amount such that the outstanding principal amount of the Notes held by such Lender shall equal the outstanding principal amount of such Notes immediately prior to such prepayment.

          Section 11.4 EFFECT ON OTHER ADVANCES. If notice has been given pursuant to Section 11.1, 11.2 or 11.3 hereof suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Rate Advances shall be made instead as Base Rate Advances.

                           ARTICLE 12 - MISCELLANEOUS

          Section 12.1   NOTICES.

                 (a) Unless otherwise specifically provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one
(1) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 12.1 All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                         (i)    If to the Borrowers, to each of them at:

                                American Movie Classics Company
                                Bravo Company
                                c/o Rainbow Media Group, LLC
                                200 Jericho Quadrangle
                                Jericho, New York 11753-2701
                                Attn: President
                                Telecopy No.: (516) 803-4824

                                with copies to:

                                Rainbow Media Group, LLC
                                200 Jericho Quadrangle
                                Jericho, New York  11753-2701
                                Attn:  General Counsel
                                Telecopy No.:  (516) 803-4824

                                and

                                Rainbow Media Group, LLC
                                200 Jericho Quadrangle
                                Jericho, New York  11753-2701
                                Attn:  Senior Vice President - Finance
                                Telecopy No.:  (516) 803-4824
                                and

                                Cablevision Systems Corporation
                                1111 Stewart Avenue
                                Bethpage, New York  11714
                                Attn:  General Counsel
                                Telecopy No.:  (516) 803-2577

                        (ii)    If to the Administrative Agent, to it at:

                                Toronto Dominion (Texas), Inc.
                                909 Fannin Street, Suite 1700
                                Houston, Texas  77010
                                Attn:  Manager, Syndications and Credit
                                Administration
                                Telecopy No.:  (713) 951-9921

                                with a copy to:

                                TD Securities (USA) Inc.
                                31 West 52nd Street
                                New York, New York 10019-6101
                                Attn:  Amy Josephson, Managing Director
                                Telecopy No.:  (212) 827-7261

                                Paul, Hastings, Janofsky & Walker LLP
                                600 Peachtree Street, N.E., Suite 2400
                                Atlanta, Georgia  30308
                                Attn:  Chris D. Molen, Esq.
                                Telecopy No.: (404) 815-2424

                        (iii) If to any Arranger, to each of them at the addresses set forth for them in SCHEDULE 1 attached hereto and with a copy to:


                                Paul, Hastings, Janofsky & Walker LLP
                                600 Peachtree Street, N.E., Suite 2400
                                Atlanta, Georgia  30308
                                Attn:  Chris D. Molen, Esq.
                                Telecopy No.: (404) 815-2424

                         (iv)   If to the Lenders, to them at the addresses set
forth for them in SCHEDULE 1 attached hereto.

          Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

                 (b) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

          Section 12.2 EXPENSES. The Borrowers, jointly and severally, agree to promptly pay:

                 (a) All reasonable out-of-pocket expenses of the Arrangers and the Administrative Agent on the Agreement Date in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent;

                 (b) All reasonable out-of-pocket expenses of the Arrangers and the Administrative Agent in connection with the preparation and negotiation of any waiver, modification, amendment, or consent by the Lenders relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent;

                 (c) All reasonable out-of-pocket expenses of the Arrangers and the Administrative Agent in connection with the syndication of the Loans; and

                 (d) From and after the occurrence of an Event of Default, all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in respect of such Event of Default, irrespective of whether suit or other proceeding has commenced in respect thereto, which shall include reasonable fees and out-of-pocket expenses of counsel for the Agents and the Lenders, and the reasonable fees and out-of-pocket expenses of any experts, agents, or consultants engaged by the Agents and the Lenders.

          Section 12.3 WAIVERS. The rights, remedies, powers and privileges of the Credit Parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights, remedies, powers or privileges which they would otherwise have. No failure or delay by the Credit Parties or the Majority Lenders, or any of them, in exercising any right, remedy, power or privilege shall operate as a waiver thereof. The Credit Parties expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Credit Parties or the Majority Lenders, or any of them, shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Credit

Parties or the Majority Lenders, or any of them, at variance with the terms of the Agreement such as to require further notice of their intent to require strict adherence to the terms of the Agreement in the future.

          Section 12.4 SET-OFF. In addition to any rights and remedies now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Lenders and any subsequent holder or holders of the Notes are hereby authorized by each of the Borrowers at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lenders or such holder to or for the credit or the account of any of the Borrower Parties, against and on account of the obligations and liabilities of the Borrower Parties, or any of them, to the Lenders or such holder under this Agreement, the Notes and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether or not
(a) the Lenders or the holders of the Notes shall have made any demand hereunder or (b) the Lenders shall have declared the principal of and interest on the Loans and the Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any subsequent holder of the Notes shall be subject to the application of payments provisions of Article 2 hereof. Upon direction by the Administrative Agent, with the consent of the Majority Lenders, after the Maturity Date (whether by acceleration or otherwise), each Lender holding deposits of any of the Borrower Parties shall exercise its set-off rights as so directed.

          Section 12.5   ASSIGNMENT.

                 (a) Neither of the Borrowers may assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each of the Lenders.

                 (b) Each of the Lenders (other than the Swing Loan Lender with respect to the Swing Loans) may at any time enter into assignment agreements or participations with respect to its interest hereunder and under the other Loan Documents with one or more other banks or other Persons (other than either of the Borrowers or any of their respective Affiliates), provided that (i) such Lender shall concurrently transfer to the proposed assignee a pro rata share of its commitments and loans under the RMG Loan Agreement, and (ii) any such assignment, together with the concurrent assignment under the RMG Loan Agreement related thereto, shall be in an aggregate amount of not less than $5,000,000 (unless such assignment is to another Lender or a Lender Affiliate thereof). All of the foregoing assignments and participations shall be subject to the following:

                         (i)    Except for (A) assignments made to any Federal
Reserve Bank or which are otherwise permitted under Section 12.5(d) below and
(B) assignments made between any Lender and any Lender Affiliate of such Lender or to another Lender or a Lender Affiliate of another Lender, no assignment shall be made or sold without the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed and, if no Default or Event of Default then exists, the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

                         (ii)   Any Person purchasing a participation or an
assignment of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 5.1(m) hereof).

                         (iii)  The Borrowers and the Credit Parties agree that
assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment hereunder, including, without limitation, any assignment to a Lender.

                         (iv)   No participation agreement shall confer any
rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; PROVIDED, HOWEVER, that any participation agreement may confer on the participant the right to approve or disapprove changes in the interest rate and principal amount, fees and the Maturity Date.

                         (v)    Each Lender agrees to provide the Administrative
Agent and the Borrowers with prompt written notice of any assignments of its interests hereunder.

                         (vi)   No assignment, participation or other transfer
of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law.

                         (vii)  No such assignment, participation or transfer of
any rights hereunder may be made to any bank or other financial institution (A) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) has been appointed or (B) that has failed to meet any of the capital requirements of its primary regulator or insurer.

                         (viii) If applicable, each Foreign Lender shall, and
shall cause each of its assignees that becomes a Foreign Lender to provide to the Administrative Agent on or prior to the Agreement Date or the effective date of any assignment, as the case may be, all appropriate Internal Revenue Service forms required to be delivered by such Foreign Lender pursuant to Section 2.10(c)(iii) hereof.

                 (c) Except as specifically set forth in Section 12.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

                 (d) Notwithstanding anything contained herein to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes issued to such Lender to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or its trustee in support of its obligations thereto; PROVIDED, HOWEVER, that no such pledge assignment shall release such Lender from any of its obligations hereunder or under the Notes or substitute any such pledgee or assignee for such Lender as a party hereto.

                 (e) An assigning Lender shall retain such indemnification and expense reimbursement rights to which such Lender was entitled pursuant to this Agreement to the effective date of the assignment of its rights hereunder.

          Section 12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

          Section 12.7 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND SECTION 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES AND WITHOUT REFERENCE TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST UNDER THE LOAN DOCUMENTS, OR REMEDIES UNDER THE LOAN DOCUMENTS, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          Section 12.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 12.9 HEADINGS. Headings and footnotes used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

          Section 12.10  INTEREST.

                 (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by any Borrower Party or is inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower Party shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower Parties not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower Parties under Applicable Law.

                 (b) Notwithstanding the use by the Lenders of the Prime Rate, the Eurodollar Rate and the Federal Funds Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

          Section 12.11 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement, the Notes and the other Loan Documents embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

          Section 12.12 AMENDMENT AND WAIVER. Neither this Agreement nor any Loan Document, nor any term or provision hereof or thereof, may be amended or waived orally, but only by an instrument in writing signed by the Majority Lenders (or, in the case of Security Documents executed by the Administrative Agent, signed by the Administrative Agent and approved by the Majority Lenders) and, in the case of an amendment, also by the Borrowers, except that (a) any decrease (other than pro rata) or increase in the amount of the Commitment of any Lender shall require the consent of such Lender, (b) any issuance of an Incremental Facility Commitment shall require only the consent of the Incremental Facility Lenders, the Borrowers and the Administrative Agent, (c) any amendment of Section 12.5(b) hereof shall require the consent of the Super-Majority Lenders, and (d) in the event of (i) any postponement in the scheduled time as set forth in Section 2.7 hereof for the payment of, or any reduction of, any scheduled payments of principal or the rate of interest or fees due hereunder, or any extension of the Maturity Date, (ii) any change in the definitions of "Base Rate Applicable Margin" or "Eurodollar Applicable Margin," (iii) any release or impairment of any Collateral or Guaranties relating to any MGM Operating Company or any release or impairment of substantially all of the other Collateral or Guaranties issued in favor of the Administrative Agent (other than in connection with a disposition permitted under Section 8.5(a) or (b) hereof, which may be released by the Administrative Agent without additional consent),
(iv) any waiver of any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (v) except in connection with the implementation of the Incremental Facility to the extent necessary to accord the various types of Incremental Facility Loans treatment similar to the treatment accorded Loans of a similar type thereunder, any change to the application of payments made to the Administrative Agent and the other Credit Parties described in Section 2.12(a) hereof, or any change in the sharing of payment procedures described in Section 2.12(b) hereof, (vi) any amendment of the definition of "MGM Operating Companies" or (vii) any amendment of this Section 12.12 or of the definitions of "Majority Lenders" or "Super-Majority Lenders" or of any provision of this Agreement which refers to "Majority Lenders" or "Super-Majority Lenders" if the effect thereof would be to amend the definition of "Majority Lenders" or "Super-Majority Lenders" as used in such provision, any amendment or waiver may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, also by the Borrowers; PROVIDED, HOWEVER, notwithstanding anything to the contrary contained herein, any amendment of
Section 2.14 or any other term or provision of this Agreement or any other Loan Document required in connection with the implementation of the Incremental Facility shall require only the consent of the Majority Lenders and Borrowers.

          Section 12.13 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any of the Credit Parties to enter into or maintain business relationships with either of the Borrowers or any of its Lender Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

          Section 12.14 CONFIDENTIALITY. The parties hereto shall preserve in a confidential manner all information received from any other party pursuant to the Loan Documents and the transactions contemplated thereunder, and shall not disclose such information except to any Agent, any Lender or any Persons with which a confidential relationship is maintained (including designated agents, legal counsel, accountants and regulators), or where required by law.

          Section 12.15 LIABILITY OF PARTNERS, MEMBERS AND OTHER PERSONS. Notwithstanding anything else in this Agreement to the contrary, the parties hereto expressly agree that no partner, member, officer, director or other holder of an ownership interest of or in any Borrower Party, RMHI or CSC, or any partnership, limited liability company, corporation or other entity which is a partner, member, stockholder or holder of an ownership interest of or in any Borrower Party, RMHI or CSC shall have any personal or individual liability or responsibility in respect of Obligations of any Borrower Party, RMHI or CSC pursuant to this Agreement or any other Loan Document solely by reason of his or her status as such partner, member, officer, director, stockholder or holder.

          Section 12.16 SURVIVAL. The provisions of this Agreement set forth in Sections 2.10(c)(ii), 2.11, 6.12, 6.13, 10.11 and 11.3 hereof shall survive any termination or expiration of this Agreement.

                        ARTICLE 13 - WAIVER OF JURY TRIAL

          Section 13.1 WAIVER OF JURY TRIAL. EACH OF THE BORROWER PARTIES AND EACH OF THE CREDIT PARTIES HEREBY AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY OF THE BORROWER PARTIES, ANY OF THE CREDIT PARTIES OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 13.1.

          Section 13.2 CONSENT TO JURISDICTION. EACH OF THE BORROWER PARTIES AND EACH OF THE CREDIT PARTIES HEREBY AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND EACH CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 12.1. EACH OF THE BORROWER PARTIES HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.

                                                                            PAGE

BORROWERS:                    AMERICAN MOVIE CLASSICS COMPANY

                              By: American Movie Classics Holding Corporation,
                                 as managing general partner


                              By: /s/ John Bier
                                 ------------------------------------------
                                 Name:  John Bier
                                      -------------------------------------
                                 Title: Authorized Signatory
                                       ------------------------------------


                              BRAVO COMPANY

                              By:  Bravo Holding Corporation,
                                  as managing general partner

                              By: /s/ John Bier
                                 ------------------------------------------
                                 Name:  JOhn Bier
                                      -------------------------------------
                                 Title: Authorized Signatory
                                       ------------------------------------


GUARANTORS:                   AMC PRODUCTIONS, INC.
                              WE:  WOMEN'S ENTERTAINMENT PRODUCTIONS, INC.
                              BRAVO PROGRAMMING, INC.
                              IFC PROGRAMMING, INC.

                              By: /s/ John Bier
                                 ------------------------------------------
                                 Name:  John Bier
                                      -------------------------------------
                                 Title: Authorized Signatory
                                       ------------------------------------
                               of each of the above-named corporations

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                                                                            PAGE

                              AMERICAN POP, LLC

                              WE:  WOMEN'S ENTERTAINMENT LLC
                              AMC NEW MEDIA LLC
                              AMC VOD SERVICES LLC

                              By:  American Movie Classics Company,
                              as sole member of each of the above-named
                              limited liability companies

                              By: American Movie Classics Holding Corporation,
                                 as managing general partner of American Movie Classics Company

                              By: /s/ John Bier
                                 ------------------------------------------
                                 Name:  John Bier
                                      ------------------------------------
                                 Title: Authorized Signatory
                                       ------------------------------------

                              BRAVO ACQUISITION COMPANY LLC

                              THE INDEPENDENT FILM CHANNEL LLC

                              BRAVO NETWORKS VOD SERVICES LLC

                              BRAVO NETWORKS DIGITAL MEDIA LLC

                              By: Bravo Company, as sole member of each
                              of the above-named limited liability companies

                              By: Bravo Holding Corporation, as managing general partner of American Movie Classics Company

                              By: /s/ John Bier
                                 ------------------------------------------
                                 Name:  John Bier
                                      -------------------------------------
                                 Title: Authorized Signatory
                                       ------------------------------------

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ADMINISTRATIVE
AGENT AND LENDER:             TORONTO DOMINION (TEXAS), INC.

                              By: /s/ Neva Nesbitt
                                 ------------------------------------------
                                 Name:  Neva Nesbitt
                                      -------------------------------------
                                 Title: Vice President
                                       ------------------------------------

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                                                                            PAGE

SYNDICATION AGENT
AND LENDER:                   BANK OF AMERICA, N.A.

                              By: /s/ Todd Shipley
                                 ------------------------------------------
                                 Name:  Todd Shipley
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

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                                                                            PAGE

CO-LEAD ARRANGERS
AND CO-BANK RUNNERS:          TD SECURITIES (USA) INC.


                              By: /s/ Clark Terriff
                                 ------------------------------------------
                                 Name:  Clark Terriff
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

                              BANC OF AMERICA SECURITIES LLC

                              By: /s/ Barbara Jorgensen
                                 ------------------------------------------
                                 Name:  Barbara Jorgensen
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

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LENDER:                       THE BANK OF NOVA SCOTIA

                              By: /s/ Paul A. Weissenberger
                                 -----------------------------------------
                                 Name:  P. A. Weissenberger
                                      ------------------------------------
                                 Title: Authorized Signatory
                                       -----------------------------------

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                                                                            PAGE

LENDER:                       BARCLAYS BANK PLC

                              By: /s/ Daniele Iacovone
                                 ------------------------------------------
                                 Name:  Daniele Iacovone
                                      -------------------------------------
                                 Title: Director
                                       ------------------------------------

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                                                                            PAGE

LENDER:                                 FLEET NATIONAL BANK

                              By: /s/ Leonard Maddox
                                 ------------------------------------------
                                 Name:  Leonard Maddox
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

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                                                                            PAGE

CO-DOCUMENTATION AGENT
AND LENDER:                     GENERAL ELECTRIC CAPITAL
                              CORPORATION

                                 By: /s/ Ken Gacevich
                                    --------------------------------------
                                 Name:  Ken Gacevich
                                      ------------------------------------
                                 Title: Senior Vice President
                                       ------------------------------------

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CO-DOCUMENTATION AGENT
AND LENDER:
                              CITICORP USA, INC.

                              By: /s/ Maureen Maroney
                                 ------------------------------------------
                                 Name:  Maureen Maroney
                                      -------------------------------------
                                 Title: Director
                                       ------------------------------------

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                                                                            PAGE

LENDER:

                              BANK OF MONTREAL

                              By: /s/ Bin Laurence
                                 ------------------------------------------
                                 Name:  Bin Laurence
                                      -------------------------------------
                                 Title: Director
                                       ------------------------------------

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                                                                            PAGE

LENDER:

                              THE BANK OF NEW YORK

                              By: /s/ Brendan T. Nedzi
                                 ------------------------------------------
                                 Name:  Brendan T. Nedzi
                                      -------------------------------------
                                 Title: Senior Vice President
                                       ------------------------------------

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                                                                            PAGE

LENDER:

                              CREDIT LYONNAIS -NEW YORK BRANCH

                              By: /s/ Steven E. Rich
                                 ------------------------------------------
                                 Name:  Steven E. Rich
                                      -------------------------------------
                                 Title: Vice President
                                       ------------------------------------

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LENDER:

                              SOCIETE GENERALE

                              By: /s/ Mark Vigil
                                 ------------------------------------------
                                 Name:  Mark Vigil
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

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LENDER:

                              SUNTRUST BANK

                              By: /s/ Kip Hurd
                                  -----------------------------------------
                                 Name:  Kip Hurd
                                      -------------------------------------
                                 Title: Vice President
                                       ------------------------------------

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LENDER:

                              JP MORGAN CHASE BANK

                              By: /s/ Joan M. Fitzgibbon
                                 ------------------------------------------
                                 Name:  Joan M. Fitzgibbon
                                      -------------------------------------
                                 Title: Managing Director
                                       ------------------------------------

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                                                                            PAGE

LENDER:

                              MERRILL LYNCH CAPITAL CORPORATION

                              By: /s/ Carol J.E. Feeley
                                 ------------------------------------------
                                 Name:  Carol J.E. Feeley
                                      -------------------------------------
                                 Title: Vice President
                                       ------------------------------------

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                                    - xviii -

                                                                            PAGE

LENDER:

                              BEAR STEARNS CORPORATE LENDING, INC.

                              By: /s/ Keith C. Barnish
                                 ------------------------------------------
                                 Name:  Keith C. Barnish
                                      -------------------------------------
                                 Title: Executive Vice President
                                       ------------------------------------

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                                                                            PAGE

LENDER:

                              THE FUJI BANK, LIMITED

                              By: /s/ Raymond Ventura
                                 ----------------------------------------
                                 Name:  Raymond Ventura
                                       ------------------------------------
                                 Title: Senior Vice President
                                       ------------------------------------

                                     - xx -